Exhibit 2



                            AGREEMENT AND PLAN OF MERGER,

                                    By and Between

                              WPS RESOURCES CORPORATION

                                         and

                          UPPER PENINSULA ENERGY CORPORATION




                              Dated as of July 10, 1997

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----

          ARTICLE I - THE MERGER  . . . . . . . . . . . . . . . . . . . . 1

          Section 1.1    The Merger . . . . . . . . . . . . . . . . . . . 1
          Section 1.2    Effects of the Merger  . . . . . . . . . . . . . 2
          Section 1.3    Effective Time of the Merger . . . . . . . . . . 2

          ARTICLE II - TREATMENT OF SHARES  . . . . . . . . . . . . . . . 2

          Section 2.1    Effect of the Merger on Capital Stock  . . . . . 2
               (a)  Cancellation of Certain Common Stock  . . . . . . . . 2
               (b)  Conversion of Certain Common Stock  . . . . . . . . . 3
          Section 2.2    Issuance of New Certificates . . . . . . . . . . 3
               (a)  Deposit with Exchange Agent . . . . . . . . . . . . . 3
               (b)  Issuance Procedures . . . . . . . . . . . . . . . . . 3
               (c)  Distributions with Respect to Unsurrendered Shares  . 4
               (d)  No Fractional Securities  . . . . . . . . . . . . . . 5
               (e)  Closing of UPEN Common Stock Transfer Books . . . . . 5
               (f)  Termination of Duties of Exchange Agent . . . . . . . 6

          ARTICLE III - THE CLOSING . . . . . . . . . . . . . . . . . . . 6

          Section 3.1    The Closing  . . . . . . . . . . . . . . . . . . 6

          ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF WPS  . . . . . . 6

          Section 4.1    Organization and Qualification . . . . . . . . . 6
          Section 4.2    Capitalization . . . . . . . . . . . . . . . . . 7
          Section 4.3    Authority; Non-contravention; Statutory
                         Approvals; Compliance  . . . . . . . . . . . . . 8
               (a)  Authority . . . . . . . . . . . . . . . . . . . . . . 8
               (b)  Non-contravention . . . . . . . . . . . . . . . . . . 8
               (c)  Statutory Approvals . . . . . . . . . . . . . . . . . 9
               (d)  Compliance  . . . . . . . . . . . . . . . . . . . . . 9
          Section 4.4    Reports and Financial Statements . . . . . . .  10
          Section 4.5    Absence of Certain Changes or Events . . . . .  11
          Section 4.6    Litigation . . . . . . . . . . . . . . . . . .  11
          Section 4.7    Registration Statement and Proxy Statement . .  12
          Section 4.8    Regulation as a Utility  . . . . . . . . . . .  12
          Section 4.9    Vote Not Required  . . . . . . . . . . . . . .  12
          Section 4.10   Ownership of UPEN Common Stock . . . . . . . .  12
          Section 4.11   WPS Rights Agreement . . . . . . . . . . . . .  13
          Section 4.12  Accounting Matters  . . . . . . . . . . . . . .  13

          ARTICLE V - REPRESENTATIONS AND WARRANTIES OF UPEN  . . . . .  13

          Section 5.1    Organization and Qualification . . . . . . . .  13
          Section 5.2    Subsidiaries . . . . . . . . . . . . . . . . .  14
          Section 5.3    Capitalization . . . . . . . . . . . . . . . .  15
          Section 5.4    Authority; Non-contravention; Statutory
                         Approvals; Compliance  . . . . . . . . . . . .  15
               (a)  Authority . . . . . . . . . . . . . . . . . . . . .  15
               (b)  Non-contravention . . . . . . . . . . . . . . . . .  16
               (c)  Statutory Approvals . . . . . . . . . . . . . . . .  16
               (d)  Compliance  . . . . . . . . . . . . . . . . . . . .  17
          Section 5.5    Reports and Financial Statements . . . . . . .  18
          Section 5.6    Absence of Certain Changes or Events . . . . .  18
          Section 5.7    Litigation . . . . . . . . . . . . . . . . . .  19
          Section 5.8    Registration Statement and Proxy Statement . .  19
          Section 5.9    Tax Matters  . . . . . . . . . . . . . . . . .  20
               (a)  Filing of Timely Tax Returns  . . . . . . . . . . .  20
               (b)  Payment of Taxes  . . . . . . . . . . . . . . . . .  20
               (c)  Tax Reserves  . . . . . . . . . . . . . . . . . . .  20
               (d)  Tax Liens . . . . . . . . . . . . . . . . . . . . .  20
               (e)  Withholding Taxes . . . . . . . . . . . . . . . . .  20
               (f)  Extensions of Time for Filing Tax Returns . . . . .  20
               (g)  Waivers of Statute of Limitations . . . . . . . . .  20
               (h)  No Assessments  . . . . . . . . . . . . . . . . . .  20
               (i)  Audit, Administrative and Court Proceedings . . . .  21
               (j)  Powers of Attorney  . . . . . . . . . . . . . . . .  21
               (k)  Tax Rulings . . . . . . . . . . . . . . . . . . . .  21
               (l)  Availability of Tax Returns . . . . . . . . . . . .  21
               (m)  Tax Sharing Agreements  . . . . . . . . . . . . . .  21
               (n)  Code Section 280G . . . . . . . . . . . . . . . . .  21
               (o)  Liability for Others  . . . . . . . . . . . . . . .  21
               (p)  Certain Definitions . . . . . . . . . . . . . . . .  21
           Section 5.10  Employee Matters; ERISA  . . . . . . . . . . .  22
               (a)  Benefit Plans . . . . . . . . . . . . . . . . . . .  22
               (b)  Contributions . . . . . . . . . . . . . . . . . . .  22
               (c)  Multiemployer Pension Plans . . . . . . . . . . . .  22
               (d)  Title IV of ERISA . . . . . . . . . . . . . . . . .  22
               (e)  Qualification; Compliance . . . . . . . . . . . . .  23
               (f)  Liabilities . . . . . . . . . . . . . . . . . . . .  24
               (g)  Welfare Plans . . . . . . . . . . . . . . . . . . .  24
               (h)  Documents made Available  . . . . . . . . . . . . .  24
               (i)  Payments Resulting from Merger  . . . . . . . . . .  25
               (j)  Labor Agreements  . . . . . . . . . . . . . . . . .  25
          Section 5.11   Environmental Protection . . . . . . . . . . .  26
               (a)  Compliance  . . . . . . . . . . . . . . . . . . . .  26
               (b)  Environmental Permits . . . . . . . . . . . . . . .  26
               (c)  Environmental Claims  . . . . . . . . . . . . . . .  27
               (d)  Releases  . . . . . . . . . . . . . . . . . . . . .  27
               (e)  Predecessors  . . . . . . . . . . . . . . . . . . .  27
               (f)  Disclosure  . . . . . . . . . . . . . . . . . . . .  27
               (g)  Certain Definitions . . . . . . . . . . . . . . . .  27
          Section 5.12   Regulation as a Utility  . . . . . . . . . . .  29
          Section 5.13   Vote Required  . . . . . . . . . . . . . . . .  29
          Section 5.14   Accounting Matters . . . . . . . . . . . . . .  29
          Section 5.15   Applicability of Certain Michigan Law, Etc . .  29
          Section 5.16   Opinion of Financial Advisor . . . . . . . . .  30
          Section 5.17   Insurance  . . . . . . . . . . . . . . . . . .  30
          Section 5.18   Ownership of WPS Common Stock  . . . . . . . .  30
          Section 5.19   Title to Assets  . . . . . . . . . . . . . . .  30
          Section 5.20   No Violation of Law; Buildings and Equipment .  30
          Section 5.21   Existing Contracts . . . . . . . . . . . . . .  31
          Section 5.22   Performance of Contracts . . . . . . . . . . .  31
          Section 5.23   Contingent and Undisclosed Liabilities . . . .  32

          ARTICLE VI - CONDUCT OF BUSINESS BY UPEN PENDING THE MERGER .  32

          Section 6.1    Covenants of the Parties . . . . . . . . . . .  32
          Section 6.2    Ordinary Course of Business  . . . . . . . . .  32
          Section 6.3    Dividends  . . . . . . . . . . . . . . . . . .  32
          Section 6.4    Issuance of Securities . . . . . . . . . . . .  33
          Section 6.5    Charter Documents  . . . . . . . . . . . . . .  33
          Section 6.6    No Acquisitions  . . . . . . . . . . . . . . .  34
          Section 6.7    Capital Expenditures and Emission Allowances .  34
          Section 6.8    No Dispositions  . . . . . . . . . . . . . . .  34
          Section 6.9    Indebtedness . . . . . . . . . . . . . . . . .  34
          Section 6.10   Compensation, Benefits . . . . . . . . . . . .  35
          Section 6.11   1935 Act . . . . . . . . . . . . . . . . . . .  35
          Section 6.12   Transmission, Generation, Power Purchases  . .  35
          Section 6.13   Accounting . . . . . . . . . . . . . . . . . .  36
          Section 6.14   Affiliate Transactions . . . . . . . . . . . .  36
          Section 6.15   Tax-exempt Status  . . . . . . . . . . . . . .  36
          Section 6.16   Tax Matters  . . . . . . . . . . . . . . . . .  36
          Section 6.17   Discharge of Liabilities . . . . . . . . . . .  37
          Section 6.18   Contracts  . . . . . . . . . . . . . . . . . .  37
          Section 6.19   Insurance  . . . . . . . . . . . . . . . . . .  37
          Section 6.20   Permits  . . . . . . . . . . . . . . . . . . .  37

          ARTICLE VII - ADDITIONAL AGREEMENTS . . . . . . . . . . . . .  37

          Section 7.1    Access to Information  . . . . . . . . . . . .  37
          Section 7.2    Proxy Statement and Registration Statement . .  38
          Section 7.3    Regulatory Matters . . . . . . . . . . . . . .  39
               (a)  HSR Filings . . . . . . . . . . . . . . . . . . . .  39
               (b)  Other Regulatory Approvals  . . . . . . . . . . . .  39
          Section 7.4    Shareholder Approval . . . . . . . . . . . . .  39
               (a)  Approval of UPEN Shareholders . . . . . . . . . . .  39
               (b)  Meeting Date  . . . . . . . . . . . . . . . . . . .  40
          Section 7.5    Director and Officer Indemnification . . . . .  40
               (a)  Indemnification . . . . . . . . . . . . . . . . . .  40
               (b)  Insurance . . . . . . . . . . . . . . . . . . . . .  41
               (c)  Successors  . . . . . . . . . . . . . . . . . . . .  41
               (d)  Survival of Indemnification . . . . . . . . . . . .  41
               (e)  Benefit . . . . . . . . . . . . . . . . . . . . . .  42
          Section 7.6    Disclosure Schedules . . . . . . . . . . . . .  42
          Section 7.7    Public Announcements . . . . . . . . . . . . .  42
          Section 7.8    Rule 145 Affiliates  . . . . . . . . . . . . .  42
          Section 7.9    Employee Agreements. . . . . . . . . . . . . .  43
          Section 7.10   Employee Benefit Plans . . . . . . . . . . . .  43
          Section 7.11   No Solicitations . . . . . . . . . . . . . . .  43
          Section 7.12   WPS Board of Directors . . . . . . . . . . . .  44
               (a)  WPS Board of Directors  . . . . . . . . . . . . . .  44
               (b)  UPPCO Advisory Board  . . . . . . . . . . . . . . .  45
          Section 7.13   Employment Contract  . . . . . . . . . . . . .  45
          Section 7.14   Operations Following the Effective Time  . . .  45
               (a)  Relationships with Local Suppliers  . . . . . . . .  45
               (b) Charitable and Community Support Activities  . . . .  45
          Section 7.15   Workforce Matters  . . . . . . . . . . . . . .  45
          Section 7.16   Expenses . . . . . . . . . . . . . . . . . . .  46
          Section 7.17   Further Assurances . . . . . . . . . . . . . .  46
          Section 7.18   Charter and By-law Amendments  . . . . . . . .  46
          Section 7.19   Pooling; Long Term Stock Incentive Plan  . . .  46
          Section 7.20   Tax-free Status  . . . . . . . . . . . . . . .  47
          Section 7.21   Cooperation, Notification  . . . . . . . . . .  47
          Section 7.22   Third-party Consents . . . . . . . . . . . . .  47

          ARTICLE VIII - CONDITIONS . . . . . . . . . . . . . . . . . .  48

          Section 8.1    Conditions to each Party's Obligation to
                         Effect the Merger  . . . . . . . . . . . . . .  48
               (a)  Shareholder Approval  . . . . . . . . . . . . . . .  48
               (b)  No Injunction . . . . . . . . . . . . . . . . . . .  48
               (c)  Registration Statement  . . . . . . . . . . . . . .  48
               (d)  Listing of Shares . . . . . . . . . . . . . . . . .  48
               (e)  Statutory Approvals . . . . . . . . . . . . . . . .  48
          Section 8.2    Further Conditions to Obligation of UPEN to
                         Effect the Merger  . . . . . . . . . . . . . .  49
               (a)  Performance of Obligations of WPS . . . . . . . . .  49
               (b)  Representations and Warranties  . . . . . . . . . .  49
               (c)  Closing Certificates  . . . . . . . . . . . . . . .  49
               (d)  Material Adverse Effect . . . . . . . . . . . . . .  49
               (e)  Tax Opinions  . . . . . . . . . . . . . . . . . . .  49
               (f)  Required Consents . . . . . . . . . . . . . . . . .  50
               (g)  Trigger of WPS Rights . . . . . . . . . . . . . . .  50
          Section 8.3    Further Conditions to Obligation of WPS to
                         Effect the Merger  . . . . . . . . . . . . . .  50
               (a)  Performance of Obligations of UPEN  . . . . . . . .  50
               (b)  Representations and Warranties  . . . . . . . . . .  50
               (c)  Closing Certificates  . . . . . . . . . . . . . . .  50
               (d)  Material Adverse Effect . . . . . . . . . . . . . .  51
               (e)  Tax Opinions  . . . . . . . . . . . . . . . . . . .  51
               (f)  Required Consents . . . . . . . . . . . . . . . . .  51
               (g)  Affiliate Agreements  . . . . . . . . . . . . . . .  51
               (h)  Pooling . . . . . . . . . . . . . . . . . . . . . .  51
               (i)  Legal Opinion . . . . . . . . . . . . . . . . . . .  51

          ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER  . . . . . . .  52

          Section 9.1    Termination  . . . . . . . . . . . . . . . . .  52
          Section 9.2    Effect of Termination  . . . . . . . . . . . .  54
          Section 9.3    Termination Fee  . . . . . . . . . . . . . . .  54
               (a)  Termination Fee Upon Breach or Withdrawal
                    of Approval . . . . . . . . . . . . . . . . . . . .  54
               (b)  Additional Termination Fee  . . . . . . . . . . . .  55
               (c)  Expenses  . . . . . . . . . . . . . . . . . . . . .  55
          Section 9.4    Amendment  . . . . . . . . . . . . . . . . . .  56
          Section 9.5    Waiver . . . . . . . . . . . . . . . . . . . .  56

          ARTICLE X - GENERAL PROVISIONS  . . . . . . . . . . . . . . .  57

          Section 10.1   Non-survival; Effect of Representations and
                         Warranties . . . . . . . . . . . . . . . . . .  57
          Section 10.2   Brokers  . . . . . . . . . . . . . . . . . . .  57
          Section 10.3   Notices  . . . . . . . . . . . . . . . . . . .  57
          Section 10.4   Miscellaneous  . . . . . . . . . . . . . . . .  58
          Section 10.5   Interpretation . . . . . . . . . . . . . . . .  59
          Section 10.6   Counterparts; Effect . . . . . . . . . . . . .  59
          Section 10.7   Binding Effect; Benefits . . . . . . . . . . .  59
          Section 10.8   Enforcement  . . . . . . . . . . . . . . . . .  59

                    THIS AGREEMENT AND PLAN OF MERGER, dated as of July 10, 1997 (this "Agreement"), by and between WPS Resources
                      ---------
          Corporation, a corporation incorporated under the laws of the State of Wisconsin ("WPS") and UPPER PENINSULA ENERGY
                               ---
          CORPORATION, a corporation incorporated under the laws of the State of Michigan ("UPEN"),
                              ----

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, WPS and UPEN have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

                    WHEREAS, in furtherance thereof, the respective Boards of Directors of WPS and UPEN have approved this Agreement and the Merger (as defined in Section 1.1 below) on the terms and conditions set forth in this Agreement;

                    WHEREAS, for Federal income tax purposes, it is intended that the transaction contemplated herein will be a reorganization described in Section 368(a) of the Internal
                                      --------------
          Revenue Code of 1986, as amended (the "Code"), and the
                                                 ----
          regulations thereunder, and that the parties hereto and their respective shareholders will recognize no gain or loss for Federal income tax purposes as a result of the consummation of the Merger;

                    WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and applicable regulations of the
                                  ----
          Securities and Exchange Commission (the "SEC");
                                                   ---

                    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                      ARTICLE I

                                      THE MERGER

                    Section 1.1    The Merger.    Upon the terms and
                                   ----------
          subject to the conditions of this Agreement:

                    (a) at the Effective Time UPEN shall be merged with and into WPS (the "Merger") in accordance with the laws of the
                             ------
          States of Wisconsin and Michigan;

                    (b) WPS shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the State of Wisconsin; and

                    (c) the effects and the consequences of the Merger shall be as set forth in Section 1.2.
                                   -----------

                    Section 1.2    Effects of the Merger.  At the Effective
                                   ---------------------
          Time,

                    (a) the Restated Articles of Incorporation of WPS, as in effect immediately prior to the Effective Time shall be the Restated Articles of Incorporation of WPS as the surviving corporation in the Merger until thereafter amended, and

                    (b) the By-laws of WPS, as in effect immediately prior to the Effective Time, shall be the By-laws of WPS as the surviving corporation in the Merger until thereafter amended.

          Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL") and the Michigan
                                                   ----
          Business Corporation Act (the "MBCA").
                                         ----

                    Section 1.3    Effective Time of the Merger.  On the
                                   ----------------------------
          Closing Date (as hereinafter defined), articles of merger and a certificate of merger together with a Plan of Merger in substantially the form attached hereto as Exhibit 1.3, which Plan of Merger is incorporated by reference herein and deemed a part hereof (the "Plan of Merger"), complying with the requirements of
                       --------------
          the WBCL and the MBCA, shall be executed by WPS and UPEN and shall be filed by WPS and UPEN, as appropriate, with the Department of Financial Institutions of the State of Wisconsin pursuant to the WBCL and the Department of Consumer and Industry Services of the State of Michigan pursuant to the MBCA. The Merger shall become effective at the time (the "Effective Time")
                                                          --------------
          specified in the appropriate articles of merger and certificate of merger filed with respect to the Merger, or absent such specification upon such filing.


                                      ARTICLE II

                                 TREATMENT OF SHARES

                    Section 2.1    Effect of the Merger on Capital Stock.
                                   -------------------------------------
          At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of WPS or
          UPEN:

                    (a)  Cancellation of Certain Common Stock.
                         ------------------------------------

                         Each share of Common Stock, without par value, of
               UPEN (the "UPEN Common Stock") that is owned by UPEN or WPS
                          -----------------
               or any of their respective Subsidiaries (as hereinafter defined) shall be canceled and shall cease to exist.

                    (b)  Conversion of Certain Common Stock.
                         ----------------------------------

                         (i) Each issued and outstanding share of UPEN Common Stock (but excluding shares canceled pursuant to
               Section 2.1(a)) shall be converted into the right to receive
               --------------
               nine-tenths (.9) of a share of duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL) Common
                           ----------------------
               Stock, par value $1.00 per share, of WPS ("WPS Common
                                                          ----------
               Stock"), including if applicable, associated rights (the
               -----
               "WPS Rights") to purchase shares of WPS Common Stock
                ----------
               pursuant to the terms of that certain Rights Agreement between WPS and Firstar Trust Company, as Rights Agent thereunder, dated as of December 12, 1996 (the "WPS Rights
                                                               ----------
               Agreement").  Until the Distribution Date (as defined in the
               ---------
               WPS Rights Agreement) all references in this Agreement to WPS Common Stock shall be deemed to include the associated WPS Rights.

                         (ii)  Upon such conversions and except as
               otherwise provided in Section 2.2, all such shares of UPEN
                                     -----------
               Common Stock shall be canceled and cease to exist, and each holder of a certificate formerly representing any such shares of UPEN Common Stock shall cease to have rights with respect thereto, except the right to receive the shares of WPS Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section
                                                                    -------
               2.3 and any cash in lieu of fractional shares of WPS Common
               ---
               Stock.

                    Section 2.2    Issuance of New Certificates.
                                   ----------------------------

                    (a)  Deposit with Exchange Agent.  As soon as
                         ---------------------------
          practicable after the Effective Time, WPS shall deposit with Firstar Trust Company, Milwaukee, Wisconsin, or other appropriate entity mutually agreeable to WPS and UPEN (the "Exchange Agent"),
                                                          --------------
          certificates representing shares of WPS Common Stock required to effect the issuance referred to in Section 2.1, together with
                                             -----------
          cash payable in respect of fractional shares pursuant to
          Section 2.2(d).
          --------------

                    (b)  Issuance Procedures.
                         -------------------

                         (i) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which
                                                      ------------
               immediately prior to the Effective Time represented outstanding shares of UPEN Common Stock (the "Converted
                                                             ---------
               Common Shares"), that were converted into the right to
               -------------
               receive shares of WPS Common Stock pursuant to Section 2.1
                                                              -----------
               and the Plan of Merger, (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent), and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing WPS Common Stock.

                        (ii)  Upon surrender of a Certificate to the
               Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of WPS and UPEN), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive a certificate representing that number of whole shares of WPS Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Plan of Merger. In the event of a transfer of ownership of Converted Common Shares which is not registered in the transfer records of UPEN, a certificate representing the proper number of shares of WPS Common Stock may be issued to a transferee if the Certificate representing such Converted Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as WPS or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of shares of WPS Common Stock into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

                       (iii)  Until surrendered as contemplated by this
               Section 2.2, each Certificate shall be deemed at any time
               -----------
               after the Effective Time to represent only the right to receive upon such surrender the certificate representing WPS Common Stock and cash in lieu of any fractional shares of WPS Common Stock contemplated by this Section 2.2.
                                                     -----------

                    (c)  Distributions with Respect to Unsurrendered
                         -------------------------------------------
          Shares.
          ------

                         (i) No dividends or other distributions declared or made after the Effective Time with respect to shares of WPS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of WPS Common Stock to be delivered upon surrender thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of
                           --------------
               such Certificate (or a transferee as described in Section
                                                                 -------
               2.2(b)) shall surrender such Certificate.
               ------

                        (ii) Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder (or a transferee as described in Section 2.2(b))
                                                       --------------
               thereof the certificates representing whole shares of WPS Common Stock issued in consideration therefor, without interest,

                              (A)  at the time of such surrender, the
                    amount of cash in lieu of a fractional share of WPS Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of
                                         --------------
                    dividends or other distributions with a record date after the Effective Time which theretofore became payable but which were not paid by reason of Section
                                                                 -------
                    2.2(c)(i) with respect to such whole shares of WPS
                    ---------
                    Common Stock, and

                              (B)  at the appropriate payment date, the
                    amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of WPS Common Stock.

                    (d)  No Fractional Securities.
                         ------------------------

                         (i) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of WPS Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote as, or to any other rights of, a holder of WPS Common Stock.

                        (ii) A holder of UPEN Common Stock who would otherwise have been entitled to receive a fractional share of WPS Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, per share of WPS Common Stock as reported in the New York Stock Exchange ("NYSE") Composite Transactions as reported in The Wall
                                                              --------
               Street Journal for the last ten trading days prior to and
               --------------
               including the last trading day prior to the Effective Time on which WPS Common Stock was traded on the NYSE, without any interest thereon.

                    (e)  Closing of UPEN Common Stock Transfer Books.  From
                         -------------------------------------------
          and after the Effective Time, the stock transfer books of UPEN with respect to shares of UPEN Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to WPS, they shall be canceled and exchanged for certificates representing the appropriate number of shares of WPS Common Stock as provided in this Section 2.2.
               ------------

                    (f)  Termination of Duties of Exchange Agent.  Any
                         ---------------------------------------
          certificates representing WPS Common Stock deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged
                                     --------------
          within one year after the Effective Time pursuant to this
          Section 2.2 shall be returned by the Exchange Agent to WPS, which
          -----------
          shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to WPS, after which time any holder of unsurrendered Certificates shall look as a general unsecured creditor only to WPS for payment of such funds to which such holder may be due, subject to applicable law. WPS shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                     ARTICLE III

                                     THE CLOSING

                    Section 3.1    The Closing.  The closing of the Merger
                                   -----------
          (the "Closing") shall take place at the offices of Foley &
                -------
          Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 a.m. (Milwaukee, Wisconsin local time) on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and date and place as WPS and UPEN shall mutually agree (the "Closing Date").
                                     ------------


                                      ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF WPS

                    WPS represents and warrants to UPEN as follows:

                    Section 4.1    Organization and Qualification.
                                   ------------------------------

                    (a)  Except as set forth in Section 4.1 of the
                                                -----------
          Disclosure Schedule to this Agreement prepared and delivered by WPS (the "WPS Disclosure Schedule"), each of WPS and the WPS
                    -----------------------
          Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a WPS Material Adverse Effect.

                    (b)  As used in this Agreement,

                         (i)  "Subsidiary" of a person shall mean any
                               ----------
               corporation or other entity (including partnerships and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person or entity;

                         (ii)  "WPS Subsidiary" shall mean any Subsidiary
                                --------------
               of WPS.

                         (iii)  "WPS Material Adverse Effect" shall mean a
                                 ---------------------------
               material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of WPS and the WPS Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby.

                    Section 4.2    Capitalization.
                                   --------------

                    (a) The authorized capital stock of WPS consists of 100,000,000 shares of WPS Common Stock of which 23,896,962 shares were issued and outstanding as of June 30, 1997;

                    (b) All of the issued and outstanding shares of WPS Common Stock are, and any shares of WPS Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid, nonassessable (except as otherwise provided in
          Section 180.0622(2)(b) of the WBCL) and free of preemptive
          ----------------------
          rights.

                    (c)  Except as set forth on Section 4.2(c) of the WPS
                                                --------------
          Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WPS to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of WPS Common Stock, or obligating WPS to grant, extend or enter any such agreement or commitment, other than the WPS Rights Agreement.

                    Section 4.3    Authority; Non-contravention; Statutory
                                   ---------------------------------------
          Approvals; Compliance.
          ---------------------

                    (a)  Authority.  WPS has all requisite corporate power
                         ---------
          and authority to enter into this Agreement, and, subject to the applicable WPS Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby.
          The execution and delivery of this Agreement and the consummation by WPS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WPS. This Agreement has been duly and validly executed and delivered by WPS and, assuming the due authorization, execution and delivery hereof by UPEN, constitutes the valid and binding obligation of WPS enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                    (b)  Non-contravention.  Except as set forth in
                         -----------------
          Section 4.3(b) of the WPS Disclosure Schedule, the execution and
          --------------
          delivery of this Agreement by WPS do not, and the consummation of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WPS or any of the WPS Subsidiaries or (any such violation, conflict, breach, default, termination, modification, cancellation, acceleration, loss or creation, a "Violation" with
                                                           ---------
          respect to WPS, such term when used in Article V having a correlative meaning with respect to UPEN) pursuant to any provisions of:

                         (i) the Articles of Incorporation, By-laws or similar governing documents of WPS or any of the WPS Subsidiaries;

                        (ii)  subject to obtaining the WPS Required
               Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as hereinafter defined) applicable to WPS or any of the WPS Subsidiaries or any of their respective properties or assets; or

                       (iii) subject to obtaining the third-party consents set forth in Section 4.3(b) of the WPS Disclosure Schedule
                            --------------
               (the "WPS Required Consents") any note, bond, mortgage,
                     ---------------------
               indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WPS or any of the WPS Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPS Material Adverse Effect.

                    (c)  Statutory Approvals.  No declaration, filing or
                         -------------------
          registration with, or notice to or authorization, consent or approval of, any court, Federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental
                                                             ------------
          Authority") is necessary for the execution and delivery of this
          ---------
          Agreement by WPS or the consummation by WPS of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a WPS Material Adverse Effect, except as described in Section 4.3(c) of the WPS Disclosure
                                 --------------
          Schedule (the "WPS Required Statutory Approvals," it being
                         --------------------------------
          understood that references in this Agreement to "obtaining" such
                                                           ---------
          WPS Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                    (d)  Compliance.
                         ----------

                         (i)  Except as set forth in Section 4.3(d) of the
                                                     --------------
               WPS Disclosure Schedule, or as disclosed in the WPS SEC Reports (as hereinafter defined) filed prior to the date hereof, neither WPS nor any of the WPS Subsidiaries is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPS Material Adverse Effect.

                        (ii)  Except as set forth in Section 4.3(d) of the
                                                     --------------
               WPS Disclosure Schedule, WPS and the WPS Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively, the "Permits") necessary to conduct their businesses as
                -------
               presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPS Material Adverse Effect.

                       (iii)  Except as set forth in Section 4.3(d) of the
                                                     --------------
               WPS Disclosure Schedule, each of WPS and the WPS Subsidiaries is not in breach, Violation or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

                              (A)  its Articles of Incorporation or
                    By-laws, or

                              (B)  any contract, commitment, agreement,
                    indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPS Material Adverse Effect.

                    Section 4.4    Reports and Financial Statements.
                                   --------------------------------

                    (a) The filings required to be made by WPS and the WPS Subsidiaries since January 1, 1994 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange
                                 --------------
          Act of 1934, as amended (the "Exchange Act"), the Public Utility
                                        ------------
          Holding Company Act of 1935, as amended (the "1935 Act"), the
                                                        --------
          Federal Power Act (the "Power Act"), the Atomic Energy Act of
                                  ---------
          1954, as amended (the "Atomic Energy Act") and applicable state
                                 -----------------
          laws and regulations have been filed with the SEC, the Federal
          Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory
                                             ----
          Commission (the "NRC"), the Department of Energy (the "DOE") or
                           ---                                   ---
          any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

                    (b) WPS has made available to UPEN a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by each of WPS and its subsidiary, Wisconsin Public Service Corporation ("WPSC") with
                                                             ----
          the SEC since January 1, 1994 (as such documents have since the time of their filing been amended or supplemented, the "WPS SEC
                                                                  -------
          Reports") and each other filing described in Section 4.4(a).  As
          -------                                      --------------
          of their respective dates, the WPS SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (c) The audited consolidated financial statements and unaudited interim financial statements of WPS and WPSC, as the case may be, included in the WPS SEC Reports (collectively, the "WPS Financial Statements") have been prepared in accordance with
           ------------------------
          GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of WPS or WPSC, as the case may be, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                    (d) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of WPS and the WPS Rights Agreement, as in effect on the date hereof, have been delivered to UPEN.

                    Section 4.5    Absence of Certain Changes or Events.
                                   ------------------------------------
          Except as disclosed in the WPS and WPSC SEC Reports filed prior to the date hereof or as set forth in Section 4.5 of the WPS
                                                -----------
          Disclosure Schedule, since December 31, 1996, WPS and each of the WPS Subsidiaries have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric and gas utility companies in the region in which WPS operates) which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a WPS Material Adverse Effect.

                    Section 4.6    Litigation.  Except as disclosed in the
                                   ----------
          WPS SEC Reports filed prior to the date hereof or as set forth in
          Section 4.6 of the WPS Disclosure Schedule,
          -----------

                    (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of WPS, threatened, nor are there, to the knowledge of WPS, any investigations or reviews pending or threatened against, relating to or affecting WPS or any of the WPS Subsidiaries;

                    (b) there have not been any developments since December 31, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews; and

                    (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WPS or any of the WPS Subsidiaries, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, a WPS Material Adverse Effect.

                    Section 4.7    Registration Statement and Proxy
                                   --------------------------------
          Statement.
          ---------

                    (a) None of the information supplied or to be supplied by or on behalf of WPS for inclusion or incorporation by reference in:

                         (i) the registration statement on Form S-4 to be filed with the SEC by WPS in connection with the issuance of shares of WPS Common Stock in the Merger (the "Registration
                                                              ------------
               Statement") will, at the time the Registration Statement is
               ---------
               filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                        (ii) the proxy statement, in definitive form, relating to the meeting of UPEN shareholders to be held in connection with the Merger (the "Proxy Statement") will, at
                                                ---------------
               the date mailed to such shareholders and, as the same may be amended or supplemented, at the time of the meeting of UPEN shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    (b) The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the applicable rules and regulations thereunder.

                    Section 4.8    Regulation as a Utility.
                                   -----------------------

                    (a) WPSC is regulated as a public utility in the States of Wisconsin and Michigan. Except as set forth in
          Section 4.8 of the WPS Disclosure Schedule, neither WPS nor any
          -----------
          "subsidiary company" or "affiliate" of WPS is subject to
           ------------------      ---------
          regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. WPS is an exempt holding company under
          Section 3(a)(1) of the 1935 Act.
          ---------------

                    (b)  As used in this Section 4.8 and in Section 5.12,
                                         -----------        ------------
          the terms "subsidiary company" and "affiliate" shall have the
                     ------------------       ---------
          respective meanings ascribed to them in the 1935 Act.

                    Section 4.9    Vote Not Required.  The approval by the
                                   -----------------
          holders of WPS Common Stock is not required for any of the transactions contemplated by this Agreement.

                    Section 4.10   Ownership of UPEN Common Stock.  Except
                                   ------------------------------
          as set forth in Section 4.10 of the WPS Disclosure Schedule, WPS
                          ------------
          does not "beneficially own" (as such term is defined for purposes
                    ----------------
          of Section 13(d) of the Exchange Act) any shares of UPEN Common
             ------------
          Stock.

                    Section 4.11   WPS Rights Agreement.  Assuming the
                                   --------------------
          accuracy of the representations contained in Section 5.18, the
                                                       ------------
          consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of WPS shareholders under the WPS Rights Agreement.

                    Section 4.12  Accounting Matters.  Neither WPS, nor to
                                  ------------------
          WPS's knowledge, WPS's Affiliates has taken or agreed to take any action that would prevent WPS from accounting for the transactions contemplated by this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.


                                      ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF UPEN

                    UPEN represents and warrants to WPS as follows:

                    Section 5.1    Organization and Qualification.
                                   ------------------------------

                    (a)  Except as set forth in Section 5.1 of the
                                                -----------
          Disclosure Schedule to this Agreement prepared and delivered by UPEN (the "UPEN Disclosure Schedule"), each of UPEN and the UPEN
                     ------------------------
          Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have an "UPEN Material Adverse Effect."

                    (b)  As used in this Agreement, "UPEN Material Adverse
                                                     ---------------------
          Effect" shall mean a material adverse effect on the business,
          ------
          operations, properties, assets, condition (financial or otherwise), or the results of operations of UPEN and the UPEN Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby.

                    Section 5.2    Subsidiaries.
                                   ------------

                    (a)  Section 5.2 of the UPEN Disclosure Schedule sets
                         -----------
          forth a description as of the date hereof, of all UPEN Subsidiaries and UPEN Joint Ventures, including (i) the name of each such entity and UPEN's interest therein, and (ii) a brief description of the principal line or lines of business conducted by each such entity.

                    (b)  Except as set forth in Section 5.2 of the UPEN
                                                -----------
          Disclosure Schedule, none of the UPEN Subsidiaries is a "public
                                                                   ------
          utility company," a "holding company," a "subsidiary company" or
          ---------------      ---------------      ------------------
          an "affiliate" of any public utility company within the meaning
              ---------
          of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act,
             ---------------  -------  -------    --------
          respectively.

                    (c)  Except as set forth in Section 5.2 of the UPEN
                                                -----------
          Disclosure Schedule, all of the issued and outstanding shares of capital stock of each UPEN Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and, except for the outstanding shares of Upper Peninsula Power Co., a Michigan corporation ("UPPCO") preferred stock, are owned, directly or indirectly, by UPEN free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such UPEN Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, or granting to any person other than UPEN or an UPEN Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

                    (d)  As used in this Agreement,

                         (i)  "UPEN Subsidiary" shall mean any Subsidiary
                               ---------------
               of UPEN; and

                         (ii)  "Joint Venture" of a person or entity shall
                                -------------
               mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such person or entity, in which such person or one or more of its Subsidiaries owns directly or indirectly an equity interest, other than equity interests held for passive investment purposes which are less than 5% of each class of the outstanding voting securities or equity interests of any such entity; and

                         (iii) "UPEN Joint Venture" shall mean any Joint
                                ------------------
               Venture of UPEN or any UPEN Subsidiary.

                    Section 5.3    Capitalization.
                                   --------------

                    (a) The authorized capital stock of UPEN consists of 5,000,000 shares of UPEN Common Stock of which 2,897,001 shares were issued and outstanding as of the date hereof.

                    (b) The authorized capital stock of UPEN's Subsidiary, UPPCO, ("UPPCO") consists of
                   -----

                         (i) 3,000,000 shares of common stock, par value $1.00 per share of which 1,473,936 shares are issued and outstanding as of the date hereof ("UPPCO Common Stock"),
                                                   ------------------
               and

                         (ii) 300,000 shares of Preferred Stock, $100 par
               value of which 4,507 shares were issued and outstanding as of the date hereof.

                         (iii)1,000,000 shares of preference stock, par
               value $1.00 per share, none of which are issued or outstanding.

                    (c) All of the issued and outstanding shares of UPEN Common Stock and UPPCO Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                    (d)  Except as set forth in Section 5.3 of the UPEN
                                                -----------
          Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating UPEN or any of the UPEN Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of UPEN, or obligating UPEN to grant, extend or enter into any such agreement or commitment.

                    Section 5.4    Authority; Non-contravention; Statutory
                                   ---------------------------------------
          Approvals; Compliance.
          ---------------------

                    (a)  Authority.  UPEN has all requisite corporate power
                         ---------
          and authority to enter into this Agreement and, subject to the applicable UPEN Shareholders' Approval (as hereinafter defined) and the applicable UPEN Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by UPEN of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UPEN, subject to obtaining the applicable UPEN Shareholders' Approval. This Agreement has been duly and validly executed and delivered by UPEN and, assuming the due authorization, execution and delivery hereof and thereof by WPS, constitutes the valid and binding obligation of UPEN enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                    (b)  Non-contravention.  Except as set forth in
                         -----------------
          Section 5.4(b) of the UPEN Disclosure Schedule, the execution and
          --------------
          delivery of this Agreement by UPEN do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of:

                         (i) the Articles of Incorporation, By-laws or similar governing documents of UPEN or any of the UPEN Subsidiaries or the UPEN Joint Ventures;

                         (ii) subject to obtaining the UPEN Required
               Statutory Approvals and the receipt of the UPEN Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to UPEN or any of UPEN Subsidiaries or UPEN Joint Ventures or any of their respective properties or assets, or

                         (iii)  subject to obtaining the third-party
               consents set forth in Section 5.4(b) of the UPEN Disclosure
                                     --------------
               Schedule (the "UPEN Required Consents"), any material note,
                              ----------------------
               bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which UPEN or any of the UPEN Subsidiaries or UPEN Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an UPEN Material Adverse Effect.

                    (c)  Statutory Approvals.  No declaration, filing or
                         -------------------
          registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the consummation by UPEN of the transactions contemplated hereby, except as described in this Agreement or Section 5.4(c) of the UPEN Disclosure
                               --------------
          Schedule (the "UPEN Required Statutory Approvals", the failure to
                         ---------------------------------
          obtain, make or give which would have, in the aggregate, a UPEN
          Material Adverse Effect, it being understood that references in this Agreement to "obtaining" such UPEN Required Statutory
                             ---------
          Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                    (d)  Compliance.
                         ----------

                         (i)  (A)  Except as set forth in Section 5.4(d),
                                                          --------------
               Section 5.10 or Section 5.11 of the UPEN Disclosure
               ------------    ------------
               Schedule, or as disclosed in the UPEN SEC Reports (as hereinafter defined) filed prior to the date hereof, neither UPEN nor any of the UPEN Subsidiaries nor, to the knowledge of UPEN, any UPEN Joint Venture, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an UPEN Material Adverse Effect.

                              (B)  For purposes of this Agreement
               "knowledge" shall mean, with respect to any party hereto, the actual knowledge after due inquiry of principal executive officers of such party.

                         (ii) Except as set forth in Section 5.4(d) or in
                                                     --------------
               Section 5.11 of the UPEN Disclosure Schedule, UPEN and the
               ------------
               UPEN Subsidiaries and UPEN Joint Ventures have all Permits necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an UPEN Material Adverse Effect.

                         (iii)     Except as set forth in Section 5.4(d) of
                                                          --------------
               the UPEN Disclosure Schedule, each of UPEN and the UPEN Subsidiaries and UPEN Joint Ventures is not in breach, violation, or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

                              (A) its Articles of Incorporation or By-laws,
                    or

                              (B) any contract, commitment, agreement,
                    indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an UPEN Material Adverse Effect.

                    Section 5.5    Reports and Financial Statements.
                                   --------------------------------

                    (a) The filings required to be made by UPEN and the UPEN Subsidiaries since January 1, 1994 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, and applicable state laws and regulations have been filed with the SEC, the FERC, or any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

                    (b) UPEN has made available to WPS a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by each of UPEN and UPPCO with the SEC since January 1, 1994 (as such documents have since the time of their filing been amended or supplemented, the "UPEN SEC
                                                                  --------
          Reports") and each other filing described in Section 5.5(a).  As
          -------                                      --------------
          of their respective dates, the UPEN SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (c) The audited consolidated financial statements and unaudited interim financial statements of UPEN, included in the UPEN SEC Reports (collectively, the "UPEN Financial Statements")
                                               -------------------------
          have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of UPEN, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                    (d) True, accurate and complete copies of the Articles of Incorporation and By-laws of UPEN, as in effect on the date hereof, have been delivered to WPS.

                    Section 5.6    Absence of Certain Changes or Events.
                                   ------------------------------------
          Except as disclosed in the UPEN SEC Reports filed prior to the date hereof or as set forth in Section 5.6 of the UPEN Disclosure
                                         -----------
          Schedule, since December 31, 1996, UPEN and each of the UPEN Subsidiaries and UPEN Joint Ventures have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric utility companies in the Upper Peninsula of Michigan, including, but not limited to, "open access" or other general utility industry restructuring orders or legislation) which, in the aggregate have or, insofar as reasonably can be foreseen, would have, an UPEN Material Adverse Effect.

                    Section 5.7    Litigation.  Except as disclosed in the
                                   ----------
          UPEN SEC Reports filed prior to the date hereof or as set forth in Section 5.7, Section 5.9 or Section 5.11 of the UPEN
             -----------  -----------    ------------
          Disclosure Schedule,

                    (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of UPEN, threatened, nor are there, to the knowledge of UPEN, any investigations or reviews pending or threatened against, relating to or affecting UPEN or any of the UPEN Subsidiaries and, to the knowledge of UPEN, the UPEN Joint Ventures;

                    (b) there have not been any developments since December 31, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews; and

                    (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to UPEN or any of the UPEN Subsidiaries and, to the knowledge of UPEN, or the UPEN Joint Ventures, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, an UPEN Material Adverse Effect.

                    Section 5.8    Registration Statement and Proxy
                                   --------------------------------
          Statement.
          ---------

                    (a) None of the information supplied or to be supplied by or on behalf of UPEN for inclusion or incorporation by reference in:

                         (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and

                         (ii) the Proxy Statement will, at the date mailed to shareholders and, as the same may be amended or supplemented, at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    (b) The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

                    Section 5.9    Tax Matters.  Except as set forth in
                                   -----------
          Section 5.9 of the UPEN Disclosure Schedule:
          -----------

                    (a)  Filing of Timely Tax Returns.  UPEN and each of
                         ----------------------------
          the UPEN Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

                    (b)  Payment of Taxes.  UPEN and each of the UPEN
                         ----------------
          Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been established on their books and records.

                    (c)  Tax Reserves.  UPEN and the UPEN Subsidiaries have
                         ------------
          established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

                    (d)  Tax Liens.  There are no Tax liens upon the assets
                         ---------
          of UPEN or any of the UPEN Subsidiaries except liens for Taxes not yet due.

                    (e)  Withholding Taxes.  UPEN and each of the UPEN
                         -----------------
          Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                    (f)  Extensions of Time for Filing Tax Returns.
                         -----------------------------------------
          Neither UPEN nor any of the UPEN Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

                    (g)  Waivers of Statute of Limitations.  Neither UPEN
                         ---------------------------------
          nor any of the UPEN Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                    (h)  No Assessments.  No deficiency for any Taxes has
                         --------------
          been proposed, asserted or assessed against UPEN or any of the UPEN Subsidiaries that has not been resolved and paid in full.

                    (i)  Audit, Administrative and Court Proceedings.  No
                         -------------------------------------------
          audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of UPEN or any of the UPEN Subsidiaries.

                    (j)  Powers of Attorney.  No power of attorney
                         ------------------
          currently in force has been granted by UPEN or any of the UPEN Subsidiaries concerning any Tax matter.

                    (k)  Tax Rulings.  Neither UPEN nor any of the UPEN
                         -----------
          Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

                    (l)  Availability of Tax Returns.  For the three years
                         ---------------------------
          ended December 31, 1995 UPEN has made available to WPS complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by UPEN or any of the UPEN Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by UPEN or any of the UPEN Subsidiaries, and
          (iii) any Closing Agreements entered into by UPEN or any of the UPEN Subsidiaries with any taxing authority.

                    (m)  Tax Sharing Agreements.  Except for agreements
                         ----------------------
          among members of the UPEN consolidated group, neither UPEN nor any UPEN Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

                    (n)  Code Section 280G.  Except as set forth in Section
                         -----------------                          -------
          5.9(n) of the UPEN Disclosure Schedule, neither UPEN nor any of
          ------
          the UPEN Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
                          -------------------------
          Section 280G of the Code.
          ------------

                    (o)  Liability for Others.  None of UPEN or any of the
                         --------------------
          UPEN Subsidiaries has any liability for Taxes of any person other than UPEN and the UPEN Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state,
                      ----------------
          local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

                    (p)  Certain Definitions.  As used in this Agreement:
                         -------------------

                         (i)  "Taxes" means any Federal, state, county,
                               -----
               local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes;

                         (ii)  "Tax Return" means a report, return or other
                                ----------
               information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities;

                         (iii)  "Tax Ruling" means a written ruling of a
                                 ----------
               taxing authority relating to Taxes; and

                         (iv)  "Closing Agreement" means a written and
                                -----------------
               legally binding agreement with a taxing authority relating to Taxes.

                     Section 5.10  Employee Matters; ERISA.
                                   -----------------------

                    (a)  Benefit Plans.  Section 5.10(a) of the UPEN
                         -------------   ---------------
          Disclosure Schedule contains a true and complete list of each employee benefit plan, fund program, contract, policy or arrangement covering employees, former employees or directors of UPEN and each of the UPEN Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of Section 3(3) of
                                                       ------------
          ERISA and any severance or change in control agreement (collectively, the "UPEN Benefit Plans"). For the purposes of
                              ------------------
          this Section 5.10 only, the term "UPEN" shall be deemed to
               ------------                 ----
          include the predecessors of such company.

                    (b)  Contributions.  Except as set forth in Section
                         -------------                          -------
          5.10(b) of the UPEN Disclosure Schedule, all material
          -------
          contributions and other payments required to be made by UPEN or any of the UPEN Subsidiaries to any UPEN Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the UPEN Financial Statements.

                    (c)  Multiemployer Pension Plans.  Neither UPEN nor any
                         ---------------------------
          UPEN Subsidiary nor any member of a controlled group (as defined in Section 401(a)(14) of ERISA, disregarding the reference to single employer plans) that includes UPEN or any UPEN Subsidiary contributes to or is obligated to contribute to, or has during the past ten (10) years contributed to or been obligated to contribute to, a multiemployer pension plan (as defined in Section 4011(a)(3) of ERISA).

                    (d)  Title IV of ERISA.  With respect to each UPEN
                         -----------------
          Benefit Plan and any other plan, fund or program maintained or contributed to during the past ten (10) years by UPEN or any UPEN Subsidiary or any member of a controlled group (as defined in Section 401(a)(14) of ERISA) that includes UPEN or an UPEN Subsidiary and that is subject to Title IV of ERISA:

                         (i) no such plan has been terminated so as to subject, directly or indirectly, UPEN or any UPEN Subsidiary to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA on the assets of UPEN or any UPEN Subsidiary;

                         (ii)  no proceeding has been initiated or
               threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such plan;

                         (iii) to the knowledge of UPEN, no condition or event exists or is expected to occur that could subject, directly or indirectly, UPEN or any UPEN Subsidiary to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA on the assets of UPEN or any UPEN Subsidiary, whether to the PBGC or to any other person or otherwise;

                         (iv) if any such plan were to be terminated, no assets of UPEN or any UPEN Subsidiary would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA other than for the payment of benefits in the ordinary course of business;

                         (v) no "reportable event" (as defined in Section 4043 of ERISA other than a reportable event with respect to which the 30-day notice to the PBGC has been waived) has occurred with respect to any such plan; and

                         (vi) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not such deficiency has been waived.

                    (e)  Qualification; Compliance.  Except as set forth in
                         -------------------------
          Section 5.10(e) of the UPEN Disclosure Schedule, each of the UPEN
          ---------------
          Benefit Plans intended to be "qualified" within the meaning of
                                        ---------
          Section 401(a) of the Code has been determined by the IRS to be
          --------------
          so qualified as to form, and, to the knowledge of UPEN, no circumstances exist that are reasonably expected by UPEN to result in the revocation of any such determination. To the knowledge of UPEN, UPEN is in compliance in all respects with, and each of the UPEN Benefit Plans is and has been operated in accordance with the term of such plan and in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code, except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to an UPEN Material Adverse Effect. To the knowledge of UPEN, each UPEN Benefit Plan (and where applicable, its related trust) intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

                    (f)  Liabilities.  With respect to the UPEN Benefit
                         -----------
          Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of UPEN, there does not now exist any condition or set of circumstances that could subject UPEN or any of the UPEN Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the PBGC), or under any indemnity agreement to which UPEN is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, an UPEN Material Adverse Effect.

                    (g)  Welfare Plans.  Except as set forth in Section
                         -------------                          -------
          5.10(g) of the UPEN Disclosure Schedule, (i) none of the UPEN
          -------
          Benefit Plans that are "welfare plans" within the meaning of
                                  -------------
          Section 3(1) of ERISA, provides for any benefits (and neither
          -----------
          UPEN nor any UPEN Subsidiary has any obligation to provide benefits) payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or
                -------------
          coverage which expires at the end of the calendar month following such event, and (ii) with respect to each UPEN Benefit Plan (or other plan, contract or arrangement under which UPEN or any UPEN Subsidiary has an obligation to provide benefits) identified in
          Section 5.10(g) of the UPEN Disclosure Schedule as providing
          ---------------
          welfare benefits payable to or on behalf of any employee or director after termination of employment or service, UPEN or the applicable UPEN Subsidiary may at any time amend, modify or terminate such benefits.

                    (h)  Documents made Available.  UPEN has made available
                         ------------------------
          to WPS a true and correct copy of each collective bargaining agreement to which UPEN or any of the UPEN Subsidiaries is a party or under which UPEN or any of the UPEN Subsidiaries has obligations and, with respect to each UPEN Benefit Plan, where applicable,

                         (i)  such current plan and summary plan
               description,

                         (ii) the most recent annual report filed with the IRS,

                         (iii)  each current related trust agreement,
               insurance contract, service provider or investment management agreement (including all amendments to each such document),

                         (iv) the most recent determination of the IRS with respect to the qualified status of such UPEN Benefit Plan, and

                         (v)  the most recent actuarial report or
               valuation.

                    (i)  Payments Resulting from Merger.  Except as set
                         ------------------------------
          forth in Section 5.10(i) of the UPEN Disclosure Schedule:
                   ---------------

                         (i)  The consummation or announcement of any
               transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                              (A)  payment (whether of severance pay or
                    otherwise) becoming due from UPEN or any of the UPEN Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi
                                                                     -----
                    trust" or similar arrangement that would not have been
                    -----
                    paid without regard to such consummation or announcement or

                              (B)  benefit under any UPEN Benefit Plan
                    being established or becoming accelerated, vested or payable; and

                        (ii) neither UPEN nor any of the UPEN Subsidiaries is a party to

                              (A) any management, employment, deferred
                    compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

                              (B) any consulting contract with any person
                    who prior to entering into such contract was a director or officer of UPEN, or

                              (C) any material plan, agreement, arrangement
                    or understanding similar to any of the foregoing.

                    (j)  Labor Agreements.  Except as set forth in Section
                         ----------------                          -------
          5.10(j) of the UPEN Disclosure Schedule, as of the date hereof,
          -------
          neither UPEN nor any of the UPEN Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of UPEN, as of the date hereof, there is no current union representation question involving employees of UPEN or any of the UPEN Subsidiaries, nor does UPEN know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the UPEN SEC Reports filed prior to the date hereof or in Section 5.10(j) of
                                                       ---------------
          the UPEN Disclosure Schedule,

                         (i) there is no material unfair labor practice,
               employment discrimination or other complaint against UPEN or any of the UPEN Subsidiaries pending, or to the knowledge of UPEN, threatened,

                         (ii) there is no strike, lockout or material
               dispute, slowdown or work stoppage pending, or to the knowledge of UPEN, threatened, against or involving UPEN or any of the UPEN Subsidiaries, and

                         (iii) there is no material proceeding, claim,
               suit, action or governmental investigation pending or, to the knowledge of UPEN, threatened, in respect of which any director, officer, employee or agent of UPEN or any of the UPEN Subsidiaries is or may be entitled to claim indemnification from UPEN or such UPEN Subsidiary pursuant to their respective Articles of Incorporation or By-laws.

                    Section 5.11   Environmental Protection.  Except as set
                                   ------------------------
          forth in Section 5.11 of the UPEN Disclosure Schedule or in the
                   ------------
          UPEN SEC Reports filed prior to the date hereof:

                    (a)  Compliance.
                         ----------

                         (i) Each of UPEN and the UPEN Subsidiaries and UPEN Joint Ventures is in compliance with all applicable Environmental Laws, except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an UPEN Material Adverse Effect; and

                         (ii) neither UPEN nor any of the UPEN Subsidiaries
               and UPEN Joint Ventures has received any communication (written or oral) from any person or Governmental Authority that alleges that UPEN or any of the UPEN Subsidiaries and UPEN Joint Ventures is not in such compliance with applicable Environmental Laws.

                    (b)  Environmental Permits.  Each of UPEN and the UPEN
                         ---------------------
          Subsidiaries has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and UPEN and the UPEN Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an UPEN Material Adverse Effect.

                    (c)  Environmental Claims.  There is no material
                         --------------------
          Environmental Claim pending

                         (i) against UPEN or any of the UPEN Subsidiaries
               or UPEN Joint Ventures,

                         (ii) against any person or entity whose liability
               for any Environmental Claim UPEN or any of the UPEN Subsidiaries has or may have retained or assumed either contractually or by operation of law, or

                         (iii) against any real or personal property or
               operations which UPEN or any of the UPEN Subsidiaries owns, leases or manages, in whole or in part.

                    (d)  Releases.  To the knowledge of UPEN, there have
                         --------
          not been any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against UPEN or any of the UPEN Subsidiaries, or against any person or entity whose liability for any material Environmental Claim UPEN or any of the UPEN Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                    (e)  Predecessors.  To the knowledge of UPEN, with
                         ------------
          respect to any predecessor of UPEN or any of the UPEN Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

                    (f)  Disclosure.  UPEN has disclosed to WPS all
                         ----------
          material facts which UPEN reasonably believes form the basis of a material Environmental Claim arising from

                         (i) the cost of UPEN pollution control equipment
               currently required or known to be required in the future;

                         (ii) current UPEN remediation costs or UPEN
               remediation costs known to be required in the future; or

                         (iii) any other environmental matter affecting
               UPEN or the UPEN Subsidiaries or UPEN Joint Ventures.

                    (g)  Certain Definitions.  As used in this Agreement:
                         -------------------

                         (i) "Environmental Claim" means any and all
                              -------------------
               administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, liability or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

                              (A) the presence, or Release or threatened
                    Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by UPEN or any of the UPEN Subsidiaries or UPEN Joint Ventures (as hereinafter defined); or

                              (B) circumstances forming the basis of any
                    violation, or alleged violation, of any Environmental
                    Law; or

                              (C) any and all claims by any third party
                    seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous
                    Materials;

                         (ii) "Environmental Laws" means all Federal, state
                               ------------------
               and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                         (iii) "Hazardous Materials" means (a) any
                                -------------------
               petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and
               (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous
                                                            ---------
               substances," "hazardous wastes," "hazardous materials,"
               ----------    ----------------    -------------------
               "extremely hazardous wastes," "restricted hazardous wastes,"
                --------------------------    ---------------------------
               "toxic substances," "toxic pollutants," or words of similar
                ----------------    ----------------
               import, under any Enviromental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which UPEN or any of the UPEN Subsidiaries or UPEN Joint Ventures operates; and

                         (iv) "Release" means any release, spill, emission,
                               -------
               leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

                    Section 5.12   Regulation as a Utility.  UPPCO is
                                   -----------------------
          regulated as a public utility in the State of Michigan and in no other state. Except as set forth in Section 5.12 of the UPEN
                                               ------------
          Disclosure Schedule, neither UPEN nor any "subsidiary company" or
                                                     ------------------
          "affiliate" (as such terms are defined in the 1935 Act) of UPEN
           ---------
          is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. UPEN is an exempt holding company under Section 3(a)(1) of the 1935 Act.
                ---------------

                    Section 5.13   Vote Required.  The approval by the
                                   -------------
          holders of a majority of the votes entitled to be cast by all holders of UPEN Common Stock (the "UPEN Shareholders' Approval")
                                             ---------------------------
          to approve the UPEN Merger, is the only vote of the holders of any class or series of capital stock of UPEN required for any of the transactions required by this Agreement.

                    Section 5.14   Accounting Matters.
                                   ------------------

                    (a) Neither UPEN nor, to UPEN's knowledge, any of its Affiliates has taken or agreed to take any action that would prevent WPS from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

                    (b) As used in this Agreement (except as specifically otherwise defined):

                         (i)  "Affiliate" means, as to any person, any
                               ---------
               other person which directly or indirectly controls, or is under common control with, or is controlled by, such person; and

                        (ii) "control" (including, with its correlative
                              -------
               meanings, "controlled by" and "under common control with")
                          -------------       -------------------------
               means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                    Section 5.15   Applicability of Certain Michigan Law,
                                   --------------------------------------
          Etc.  Assuming the representations and warranties of WPS made in
          ---
          Sections 4.10 are correct, none of the "control share" or
          -------------                           -------------
          "business combination" provisions of the MBCA, or any other
           --------------------
          takeover related provisions of the MBCA (or, to the knowledge of UPEN, similar Michigan state statute) the Articles of Incorporation or By-laws of UPEN is applicable to the transaction contemplated by this Agreement.

                    Section 5.16   Opinion of Financial Advisor.  UPEN has
                                   ----------------------------
          received the written opinion of Wasserstein Perella & Co., Inc. to the effect that, as of the date hereof, the consideration to be received by the holders of shares of UPEN Common Stock in the Merger is fair from a financial point of view to such holders.

                    Section 5.17   Insurance.  Except as set forth in
                                   ---------
          Section 5.17 of the UPEN Disclosure Schedule, each of UPEN and
          ------------
          the UPEN Subsidiaries is, and has been continuously since
          January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by UPEN and the UPEN Subsidiaries during such time period. Except as set forth in Section 5.17 of the UPEN
                                          ------------
          Disclosure Schedule, neither UPEN nor any of the UPEN Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of UPEN or any of the UPEN Subsidiaries. The insurance policies of UPEN and each of the UPEN Subsidiaries are valid and enforceable policies in all material respects.

                    Section 5.18   Ownership of WPS Common Stock.  Except
                                   -----------------------------
          as set forth in Section 5.18 of the UPEN Disclosure Schedule,
                          ------------
          UPEN does not "beneficially own" (as such term is defined for
                         ----------------
          purposes of Section 13(d) of the Exchange Act) any shares of WPS
                      -------------
          Common Stock.

                    Section 5.19   Title to Assets.  Except as set forth in
                                   ---------------
          Section 5.19 of the UPEN Disclosure Schedule, UPEN or an UPEN
          ------------
          Subsidiary owns good and valid title to the assets and properties which UPEN or such UPEN Subsidiary owns or purports to own, free and clear of any and all liens and encumbrances.

                    Section 5.20   No Violation of Law; Buildings and
                                   ----------------------------------
          Equipment.
          ---------

                    (a)  Except as set forth in Section 5.20 of the UPEN
                                                ------------
          Disclosure Schedule, neither UPEN nor any UPEN Subsidiary nor any of the assets of UPEN or any UPEN Subsidiary violates or conflicts with any law, governance, regulation, judgment or order or any zoning, building line restrictions, planning, use or other similar restriction.

                    (b)  Except as set forth in Section 5.20 of the UPEN
                                                ------------
          Disclosure Schedule, (i) the buildings and equipment owned by UPEN or any UPEN Subsidiary are in good operating condition and repair, reasonable wear and tear excepted; (ii) such assets and their use conform in all respects to applicable laws, ordinances and governmental regulations and (iii) no written notice of any violation of any building, zoning or other law or governmental regulation relating to such assets or their use has been received by UPEN or any UPEN Subsidiary.

                    Section 5.21   Existing Contracts.  Set forth in
                                   ------------------
          Section 5.21 of the UPEN Disclosure Schedule are all contracts to
          ------------
          which UPEN or any UPEN Subsidiary is a party which constitute:

                    (a) a lease of, or agreement to purchase or sell, any capital assets in excess of $250,000;

                    (b)  any union labor contracts;

                    (c) any management, consulting, employment, personal service, agency or other contracts providing for employment or rendition of services and which: (i) are in writing; or (ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

                    (d)  any agreements or notes evidencing any
          indebtedness;

                    (e) an agreement for the storage, transportation, treatment or disposal of any hazardous waste or hazardous byproduct;

                    (f) a power of attorney (whether revocable or irrevocable) given to any Person by UPEN or any UPEN Subsidiary that is in force;

                    (g) an agreement by UPEN or an UPEN Subsidiary not to compete in any business or in any geographical area;

                    (h) an agreement restricting the right of UPEN or any UPEN Subsidiary to use or disclose any information in its possession;

                    (i)  a partnership, joint venture or similar
          arrangement;

                    (j)  a license;

                    (k)  an agreement or arrangement with any Affiliate; or

                    (l) any other agreement which: (i) involves an amount in excess of $50,000.00; or (ii) is not in the ordinary course of business of UPEN or an UPEN Subsidiary.

                    Section 5.22   Performance of Contracts.  UPEN and the
                                   ------------------------
          UPEN Subsidiary have complied in all material respects with each contract which is to be performed by it at or before the date hereof. Each of the contracts is in full force and effect and constitutes the legal and binding obligation of UPEN or an UPEN Subsidiary and to the knowledge of UPEN, constitutes the legal and binding obligation of the other parties thereto.

                    Section 5.23   Contingent and Undisclosed Liabilities.
                                   --------------------------------------
          Except pursuant to the deposit and collection of checks in the ordinary course of business, neither UPEN nor any UPEN Subsidiary has guaranteed or become a surety or is otherwise contingently liable for the obligation of any other Person. Neither UPEN nor any UPEN Subsidiary has any liabilities of any nature except for those which: (a) are disclosed in the UPEN SEC Reports or in the UPEN Disclosure Schedule or in this Agreement; or (b) arose in the ordinary course of business since December 31, 1996 and are not required to be disclosed pursuant to this Agreement or the UPEN Disclosure Schedule.


                                      ARTICLE VI

                    CONDUCT OF BUSINESS BY UPEN PENDING THE MERGER

                    Section 6.1    Covenants of the Parties.  After the
                                   ------------------------
          date hereof and prior to the Effective Time or earlier termination of this Agreement, UPEN agrees as set forth in this
          Article VI, as to itself and to each of the UPEN Subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent WPS shall otherwise consent in writing.

                    Section 6.2    Ordinary Course of Business.  UPEN
                                   ---------------------------
          shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.2 of the UPEN
                                             -----------
          Disclosure Schedule, UPEN shall not, nor shall UPEN permit any of its Subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss to UPEN and its Subsidiaries taken as a whole or take any action that would make it materially less likely that WPS can obtain the WPS Required Statutory Approvals or that UPEN can obtain the UPEN Required Statutory Approvals.

                    Section 6.3    Dividends.  UPEN shall not, nor shall
                                   ---------
          UPEN permit any of its Subsidiaries to,

                         (a)(i) declare or pay any dividends (including dividends payable in capital stock) on or make other distributions in respect of any of their capital stock other than

                              (A)  to UPEN or its wholly-owned
                    Subsidiaries,

                              (B) regular quarterly cash dividends on UPEN Common Stock, with usual record and payment dates, during any fiscal year, which quarterly dividends shall not exceed the dividend per share paid in the last quarter preceding the execution of this Agreement, and

                        (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

                         (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

                              (A) redemptions or repurchases in accordance
                    with the terms of such capital stock,

                              (B) in connection with intercompany purchases
                    of capital stock,

                              (C) for the purpose of funding dividend
                    reinvestment and employee stock purchase plans in accordance with past practice, or

                              (D) as set forth on Section 6.3(a)(iii) of
                                                  -------------------
                    the UPEN Disclosure Schedule.

                    Section 6.4    Issuance of Securities.  (a)  UPEN shall
                                   ----------------------
          not, nor shall UPEN permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options (including but not limited to, options granted under the UPPCO Long Term Stock Incentive Plan) to acquire, any such shares or convertible or exchangeable securities, other than issuances by an UPEN Subsidiary to UPEN or to a wholly-owned Subsidiary of UPEN.

                         (b)  UPEN shall promptly furnish to WPS such
               information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section
                                                                   -------
               6.4, subject to obtaining customary indemnities.
               ---

                    Section 6.5    Charter Documents.  Except as set forth
                                   -----------------
          in Section 6.5 of the UPEN Disclosure Schedule and except as
             -----------
          contemplated herein, UPEN shall not amend or propose to amend its articles of incorporation, by-laws or regulations, or similar organic documents.

                    Section 6.6    No Acquisitions.  Except as set forth in
                                   ---------------
          Section 6.6 of the UPEN Disclosure Schedule UPEN shall not, nor
          -----------
          shall UPEN permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall UPEN acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

                    Section 6.7    Capital Expenditures and Emission
                                   ---------------------------------
          Allowances.  Except as set forth in Section 6.7 of the UPEN
          ----------                          -----------
          Disclosure Schedule, or as required by law, UPEN shall not, nor shall UPEN permit any of its Subsidiaries to, (i) make capital expenditures in excess of $250,000 over the amount budgeted by UPEN for capital expenditures as set forth in Section 6.7 of the
                                                        -----------
          UPEN Disclosure Schedule, or (ii) enter into written commitments for the purchase or sale of sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990, in excess (singularly or in the aggregate) of $250,000.

                    Section 6.8    No Dispositions.  Except as set forth in
                                   ---------------
          Section 6.8 of the UPEN Disclosure Schedule, other than
          -----------
          dispositions by UPEN and its Subsidiaries of assets having a fair market value (singularly or in the aggregate) of less than $250,000 UPEN shall not, nor shall UPEN permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

                    Section 6.9    Indebtedness.  Except as contemplated by
                                   ------------
          this Agreement, UPEN shall not, nor shall UPEN permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other
                                                        ---------
          agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $250,000; (iii) arrangements between UPEN and its Subsidiaries or among its Subsidiaries; (iv) as set forth in
          Section 6.9 of the UPEN Disclosure Schedule; or (v) in connection
          -----------
          with the refunding of existing indebtedness at a lower cost of funds.

                    Section 6.10   Compensation, Benefits.  Except as set
                                   ----------------------
          forth in Section 6.10 of the UPEN Disclosure Schedule, or as may
                   ------------
          be required by applicable law or as contemplated by this Agreement, UPEN shall not, and UPEN shall use its best efforts to prevent any of its Subsidiaries from taking any action to,

                    (a) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by UPEN or any of its Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, would not result in a material increase in benefits or compensation expense to UPEN or any of its Subsidiaries, or

                    (b) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee, except as set forth in Section 6.10 of the UPEN Disclosure Schedule or
                   ------------
          otherwise in the ordinary course of business consistent with past practice that would not result in a material increase in benefits or compensation expense to UPEN or its subsidiaries.

                    (c) Notwithstanding the foregoing, UPPCO shall be permitted to enter into negotiations with respect to, and to execute and deliver, new collective bargaining agreements in the ordinary course of business after consultation with WPS.

                    Section 6.11   1935 Act.  Except as set forth in
                                   --------
          Section 6.11 of the UPEN Disclosure Schedule, UPEN shall not, nor
          ------------
          shall UPEN permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act, or that would impair the ability of WPS to claim an exemption pursuant to its order under Section 3(a)(1) of
                                                         ---------------
          the 1935 Act or that would impair the ability of UPEN to claim an exemption under Section 3(a)(1) of the 1935 Act prior to the
                          ---------------
          Effective Time, other than (i) the application to the SEC under the 1935 Act contemplated by this Agreement for approval to the extent required of the transactions contemplated hereby and
          (ii) the registration of WPS pursuant to the 1935 Act if required by the provisions thereof.

                    Section 6.12   Transmission, Generation, Power
                                   -------------------------------
          Purchases.  (a)  Except as required pursuant to tariffs on file
          ---------
          with the FERC as of the date hereof, in the ordinary course of business consistent with past practice, or as set forth in
          Section 6.12 of the UPEN Disclosure Schedule, UPEN shall not, nor
          ------------
          shall UPEN permit any of its Subsidiaries to,

                         (i)  commence construction of any additional
               generating, transmission or delivery capacity, or

                         (ii) obligate itself to purchase or otherwise
               acquire, or to sell or otherwise dispose of, or to share, any additional generating, transmission or delivery capacity,

          in an amount in excess of $250,000 except as set forth in the budgets or forecasts of UPEN prepared in October 1996 which budgets or forecasts have been made available to WPS.

                    (b) UPEN will not permit UPPCO to enter into any power purchase agreements for a term of more than one year unless previously approved in writing by WPS.

                    Section 6.13   Accounting.  Except as set forth in
                                   ----------
          Section 6.13 of the UPEN Disclosure Schedule, UPEN shall not, nor
          ------------
          shall UPEN permit any of its Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

                    Section 6.14   Affiliate Transactions.  Except as set
                                   ----------------------
          forth in Section 6.14 of the UPEN Disclosure Schedule, UPEN shall
                   ------------
          not, nor shall UPEN permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly-owned Subsidiaries) on terms materially less favorable to UPEN than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's-length basis.

                    Section 6.15   Tax-exempt Status.  UPEN shall not, nor
                                   -----------------
          shall UPEN permit any Subsidiary to take any action that would be reasonably likely to jeopardize the qualification of UPPCO's outstanding revenue bonds which qualify on the date hereof under
          Section 142(a) of the Code as "exempt facility bonds" or as
          -------------                  ---------------------
          tax-exempt industrial development bonds under Section 103(b)(4)
                                                        -----------------
          of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

                    Section 6.16   Tax Matters.  Except as set forth in
                                   -----------
          Section 6.17 of the UPEN Disclosure Schedule, UPEN shall not make
          ------------
          or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for Federal income Tax purposes from those historically employed.

                    Section 6.17   Discharge of Liabilities.  UPEN shall
                                   ------------------------
          not, nor shall UPEN permit its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of UPEN included in UPEN's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

                    Section 6.18   Contracts.  UPEN shall not, nor shall
                                   ---------
          UPEN permit its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which UPEN or any Subsidiary of UPEN is a party or waive, release or assign any material rights or claims.

                    Section 6.19   Insurance.  UPEN shall, and shall cause
                                   ---------
          its Subsidiaries to, maintain with financially responsible insurance companies insurance coverage in such amounts and against such risks and losses as are customary for companies engaged in the electric utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by UPEN or its Subsidiaries.

                    Section 6.20   Permits.  UPEN shall, and shall cause
                                   -------
          its Subsidiaries to, use reasonable efforts to maintain in effect all existing Permits pursuant to which UPEN or its Subsidiaries operate.


                                     ARTICLE VII

                                ADDITIONAL AGREEMENTS

                    Section 7.1    Access to Information.
                                   ---------------------

                    (a) Upon reasonable notice, each party shall, and shall cause its Subsidiaries and, shall use its best efforts to cause, its Joint Ventures to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other party (collectively, "Representatives") reasonable access, during
                          ---------------
          normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other party

                         (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries and, within the exercise of its best efforts, its Joint Ventures pursuant to the requirements of Federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the Federal Trade Commission, the Public Service Commission of Wisconsin, the Michigan Public Service Commission or any other Federal or state regulatory agency or commission, and

                         (ii) access to all information concerning itself, its Subsidiaries and, within the exercise of its best efforts, its Joint Ventures, directors, officers and shareholders and such other matters as may be reasonably requested by any other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement.

                    (b) Each party shall, and shall cause its Subsidiaries and Representatives, and shall use its best efforts to cause its Joint Ventures to, continue to hold in confidence all documents and information concerning the others furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated March 22, 1996, between WPS and UPEN, as it may be amended from time to time (the "Confidentiality Agreement").
                     -------------------------

                    Section 7.2    Proxy Statement and Registration
                                   --------------------------------
          Statement.  The parties will prepare and file with the SEC as
          ---------
          soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Proxy/Registration Statement"). The parties hereto shall each
           ----------------------------
          use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may reasonably be required to cause the shares of WPS Common Stock issuable in connection with the Merger to be registered (or to obtain an exemption from registration) under applicable state "blue sky" or securities laws; provided,
                                                          --------
          however, that no party shall be required to register or qualify
          -------
          as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of WPS Common Stock issuable in the Merger to be approved for listing on the NYSE subject only to official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy/Registration Statement.

                    Section 7.3    Regulatory Matters.
                                   ------------------

                    (a)  HSR Filings.  Each party hereto shall file or
                         -----------
          cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by itself or its respective "ultimate parent" company under the
                                    ---------------
          Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated
                -------
          thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings as promptly as reasonably practicable after the date hereof, and to respond promptly to any requests for additional information made by either of such agencies.

                    (b)  Other Regulatory Approvals.  Each party hereto
                         --------------------------
          shall cooperate and use its best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the Merger, including, without limitation, the WPS Required Statutory Approvals and the UPEN Required Statutory Approvals. Each party shall have the right to review and approve in advance all of the information concerning such party which appears in any filing made in connection with the transactions contemplated by this Agreement and the Merger. WPS shall allow UPEN and its counsel a meaningful opportunity to consult with WPS with respect to, and to participate with WPS in, the efforts to obtain all necessary approvals from Governmental Authorities in connection with the transactions contemplated by this Agreement and the Merger (including, but not limited to, the FERC), it being understood that all positions taken in the filings with such Governmental Authorities shall be consistent with one another and consistent with this Agreement.

                    Section 7.4    Shareholder Approval.
                                   --------------------

                    (a)  Approval of UPEN Shareholders.  Subject to the
                         -----------------------------
          provisions of Section 7.4(b), UPEN shall, as soon as reasonably
                        --------------
          practicable after the date hereof

                         (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "UPEN Special Meeting") for the purpose of
                                  --------------------
               securing the UPEN Shareholders' Approval,

                         (ii) distribute to its shareholders the Proxy Statement/Prospectus in accordance with applicable Federal and state law and with its Articles of Incorporation and By-laws,

                         (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

                         (iv) cooperate and consult with WPS, including obtaining the prior approval of WPS for proxy references discussing WPS and/or its advisors with respect to each of the foregoing matters.

                    (b)  Meeting Date.  The UPEN Special Meeting shall be
                         ------------
          held on such date as UPEN shall determine after consultation with WPS.

                    Section 7.5    Director and Officer Indemnification.
                                   ------------------------------------

                    (a)  Indemnification.  To the extent, if any, not
                         ---------------
          provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, WPS shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of UPEN or of any UPEN Subsidiary (each an "Indemnified Party" and
                                                   -----------------
          collectively, the "Indemnified Parties") against
                             -------------------

                         (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of UPEN or of any UPEN Subsidiary (the "Indemnified Liabilities"), and
                                -----------------------

                         (ii) all Indemnified Liabilities to the extent that they are based on or arise out of or pertain to the transactions contemplated by this Agreement.

          In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time),

                              (A) WPS shall pay the reasonable fees and
                    expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to WPS, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred,

                              (B) WPS will cooperate in the defense of any such matter, and

                              (C)  any determination required to be made
                    with respect to whether an Indemnified Party's conduct complies with the standards set forth under Sections
                                                                --------
                    180.0850 through 180.0859 of the WBCL and the Restated
                    --------         --------
                    Articles of Incorporation or By-laws of WPS (as the same shall be amended from time to time) shall be made by independent counsel mutually acceptable to WPS and the Indemnified Party; provided, however, that WPS
                                           --------  -------
                    shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                    The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent that there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

                    (b)  Insurance.  For a period of six years after the
                         ---------
          Effective Time, WPS shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance maintained by UPEN for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage or (ii) obtain new policies of such insurance with respect to such obligations at least as favorable as the most favorable coverage offered by policies currently maintained by UPEN and WPS; provided, however,
                                                         --------  -------
          that WPS shall not be required to expend in any year an amount in excess of 250% of the annual aggregate premiums currently paid by UPEN for such insurance; and provided, further, that if the
                                       --------  -------
          annual premiums of such insurance coverage exceed such amount, WPS shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of WPS, for a cost not exceeding such amount.

                    (c)  Successors.  In the event WPS or any of its
                         ----------
          successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
          (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of WPS shall assume the obligations set forth in this Section 7.5.
                                                             -----------

                    (d)  Survival of Indemnification.  To the fullest
                         ---------------------------
          extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of UPEN and the UPEN Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                    (e)  Benefit.  The provisions of this Section 7.5 are
                         -------                          -----------
          intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                    Section 7.6    Disclosure Schedules.  On the date
                                   --------------------
          hereof,

                    (a) UPEN has delivered to WPS a UPEN Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of UPEN stating the UPEN Disclosure Schedule is being delivered pursuant to this Section 7.6(a).
                                           --------------

                    (b) WPS has delivered to UPEN a WPS Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of WPS stating the WPS Disclosure Schedule is being delivered pursuant to this Section 7.6(b).
                                           --------------

                    (c)  The WPS Disclosure Schedule and the UPEN
          Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules."
           --------------------

                    (d) The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

                    Section 7.7    Public Announcements.  Subject to each
                                   --------------------
          party's disclosure obligations imposed by law, WPS and UPEN will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

                    Section 7.8    Rule 145 Affiliates.  Within 30 days
                                   -------------------
          before the Closing Date, UPEN shall identify in a letter to WPS all persons who are, and to such person's knowledge who will be at the Closing Date, "affiliates" of UPEN, as such term is used
                                ----------
          in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). UPEN shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to WPS on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.8 (an "Affiliate Agreement").
                                                   -------------------
          If any affiliate refuses to provide such a written agreement, WPS shall, in lieu of receipt of such written agreement, be entitled to place restrictive legends on the certificates evidencing that WPS Common Stock to be received by such affiliate pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for WPS Common Stock, to the effect that the shares of WPS Common Stock received or to be received by such affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce such holder's interest in or risk relating to such shares of WPS Common Stock, pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to WPS, is exempt from the registration requirements of the Securities Act. The restrictive legends provided for herein shall to the extent necessary also provide that the shares of WPS Common Stock received or to be received by the affiliate be held for the requisite period to insure that the Merger will be accounted for as a pooling under generally accepted accounting principles. The foregoing restrictions on the transferability of WPS Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of WPS Common Stock received or to be received by such affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of WPS Common Stock, whether or not such affiliate has exchanged the certificates previously evidencing such affiliates' shares of UPEN Common Stock for certificates evidencing shares of WPS Common Stock into which such shares were converted. The Proxy Statement and the Registration Statement shall disclose the foregoing in a reasonably prominent manner.

                    Section 7.9    Employee Agreements.  Subject to Section
                                   -------------------              -------
          7.10, WPS and its Subsidiaries shall honor, without modification,
          ----
          all contracts, agreements, collective bargaining agreements and commitments of UPEN and the UPEN Subsidiaries prior to the date hereof which apply to any current or former employee or current or former director of UPEN and the UPEN Subsidiaries; provided,
                                                                --------
          however, that this undertaking is not intended to prevent WPS
          -------
          from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

                    Section 7.10   Employee Benefit Plans.  Subject to
                                   ----------------------
          Section 6.10, each of the UPEN Benefit Plans in effect at the
          ------------
          date hereof shall be maintained in effect with respect to the employees or former employees of UPEN and any of its Subsidiaries who are covered by any such Benefit Plan immediately prior to the Closing Date (the "Affiliated Employees") until WPS otherwise
                             --------------------
          determines after the Effective Time; provided, however, that
                                               --------  -------
          nothing herein contained shall limit any reserved right contained in any such UPEN Benefit Plan, to amend, modify, suspend, revoke or terminate any such plan. Without limitation of the foregoing, each participant of any such UPEN Benefit Plan shall receive credit for purposes of eligibility to participate and vesting, under a benefit plan of WPS or any of its Subsidiaries or Affiliates for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting
                                   --------  -------
          of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. Any person hired by WPS or any of its Subsidiaries after the Closing Date who was not employed by any party hereto or its Subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by WPS or the Subsidiary, for employees of the division or operation in which such person is employed, provided that such
                                                      --------
          person meets the eligibility requirements of the applicable plan.

                    Section 7.11   No Solicitations.
                                   ----------------

                    (a) UPEN shall not, and shall use its best efforts to cause its Subsidiaries not to, permit any of its Representatives, directly or indirectly initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as hereinafter defined), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal.

                    (b) UPEN shall notify WPS orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall take reasonable steps to keep WPS informed of the status and details of any such inquiry, offer or proposal, and shall give WPS five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. UPEN shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal.

                    (c)  As used in this Section 7.11, "Business
                                                        --------
          Combination Proposal" shall mean any tender or exchange offer,
          --------------------
          proposal for a merger, consolidation or other business combination involving UPEN or any of its material Subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of UPEN generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of UPEN or any of its material Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

                    (d) Nothing contained herein shall prohibit UPEN from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Business Combination Proposal made by means of a tender offer.

                    Section 7.12   WPS Board of Directors; UPPCO Advisory
                                   --------------------------------------
          Board.
          -----

                    (a)  WPS Board of Directors.  WPS's Board of Directors
                         ----------------------
          will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of WPS at the Effective Time to be increased by one member, the class thereof the then current term of which extends for the longest time beyond the Effective Time to be increased by one member and to fill the vacancy thereby created by electing to the WPS Board of Directors a person previously designated by the UPEN Board of Directors and acceptable to the WPS Board of Directors. The directors shall continue to be divided into three classes of approximately equal size. All of the directors of WPS in office immediately preceding the Effective Time shall continue to be directors of WPS thereafter until their respective successors have been duly elected and qualified. Notwithstanding the foregoing, if, prior to the Effective Time, such designee shall decline or be unable to serve, the Board of Directors of UPEN shall designate another person to serve in such person's stead.

                    (b)  UPPCO Advisory Board.  Promptly following the
                         --------------------
          Effective Time, WPS shall cause an advisory board to be appointed to assist the Board of Directors of UPPCO or of any successor thereto to accomplish the transition in the management of UPPCO's operations contemplated by this Agreement. Such advisory shall be appointed for a term of two years, and five persons serving as outside directors of UPEN immediately prior to the effective time will be offered the opportunity to serve on such advisory board. Each member of the advisory board will receive a fee of $10,000 per annum for serving on such board.

                    Section 7.13   Employment Contract.  At the Effective
                                   -------------------
          Time, WPS shall cause UPPCO to enter into an employment agreement with Clarence R. Fisher in the form of Exhibit 7.13 hereto.

                    Section 7.14   Operations Following the Effective Time.
                                   ---------------------------------------

                    (a)  Relationships with Local Suppliers.  During the
                         ----------------------------------
          period ending three years after the Effective Time, to extent reasonably practicable and consistent with the past practices of WPS, WPS shall cause supplies and services for UPPCO to be purchased from vendors located in the service area of UPPCO, so long as goods and services available and prices and fees charged by such vendors are reasonably competitive with alternative vendors outside such service area and the quality of such supplies and services is reasonably comparable to that of such alternative vendors.

                    (b) Charitable and Community Support Activities.
                        -------------------------------------------
          During the period ending five years after the Effective Time, WPS shall provide, or shall cause its Subsidiaries (including, but not limited to, UPPCO) to provide, charitable contributions and community support within the service area of UPPCO at aggregate levels not less than the average annual level of total charitable contributions and community support provided by UPEN and its Subsidiaries during the three calendar years immediately prior to the date of this Agreement.

                    Section 7.15   Workforce Matters.  Subject to
                                   -----------------
          applicable collective bargaining agreements, WPS will offer employment opportunities to employees of UPPCO on terms and conditions consistent with the employment opportunities offered to employees of WPS or its subsidiaries. To the extent that any of such employees are transferred from UPPCO to any affiliate or subsidiary of WPS, WPS will provide relocation assistance and benefits to such employees on terms comparable to those offered by WPS to its own employees. To the extent that any reductions in workforce are deemed to be required, such reductions shall be made on a fair and equitable basis, in light of the circumstances and the objective to be achieved giving appropriate consideration to previous work history, job experience, and qualifications, and treating all employees equally, without regard to whether prior employment was with WPS or any of its Subsidiaries. WPS and UPEN will consult with each other with respect to the retention of personnel pending the Effective Time.

                    Section 7.16   Expenses.  Subject to Section 9.3, all
                                   --------              -----------
          costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                    Section 7.17   Further Assurances.  Each party will,
                                   ------------------
          and will cause its Subsidiaries and, will use its best efforts to cause its Joint Ventures to, execute such further documents and instruments and take such further actions as may reasonably be requested by the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination between themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Section 8.1(e),
                                                            --------------
          Section 8.2(e), Section 8.2(f), Section 8.3(e) and Section
          --------------  --------------  --------------     -------
          8.3(f).  Accordingly, if the only conditions to the parties'
          ------
          obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the WPS Required Consents, WPS Required Statutory Approvals, UPEN Required Consents, UPEN Required Statutory Approvals or the opinions referred to in Sections 8.2(e) and 8.3(e), and the adoption of an
                         ---------------     ------
          alternative structure (that otherwise substantially preserves for WPS and UPEN the economic and other material benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such
                                   --------
          restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary to effect such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

                    Section 7.18   Charter and By-law Amendments.  Prior to
                                   -----------------------------
          the Closing, WPS shall cause its By-laws to be amended as contemplated in Section 7.12.

                    Section 7.19   Pooling; Long Term Stock Incentive Plan.
                                   ---------------------------------------
          UPEN shall not, nor shall UPEN permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, take any action which would, or would be reasonably likely to, prevent WPS from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations, and UPEN shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

                    Section 7.20   Tax-free Status.  Neither party shall,
                                   ---------------
          nor shall either party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under
          Section 368(a) of the Code, and each party hereto shall use all
          --------------
          reasonable efforts to achieve such result.

                    Section 7.21   Cooperation, Notification.  Each party
                                   -------------------------
          shall, and shall cause its Subsidiaries and shall use its best efforts to cause, its Joint Ventures to

                    (a) cause its appropriate representatives to confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;

                    (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects;

                    (c) advise the other party of any change or event which has, had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of WPS, a WPS Material Adverse Effect or in the case of UPEN, an UPEN Material Adverse Effect; and

                    (d) promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or Federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                    Section 7.22   Third-party Consents.
                                   --------------------

                    (a) WPS shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all WPS Required Consents. WPS shall promptly notify UPEN of any failure or prospective failure to obtain any such consents and, if requested by UPEN, shall provide copies of all WPS Required Consents obtained by WPS to UPEN.

                    (b) UPEN shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all UPEN Required Consents. UPEN shall promptly notify WPS of any failure or prospective failure to obtain any such consents and, if requested by WPS, shall provide copies of all UPEN Required Consents obtained by UPEN to WPS.


                                     ARTICLE VIII

                                      CONDITIONS

                    Section 8.1    Conditions to each Party's Obligation to
                                   ----------------------------------------
          Effect the Merger.  The respective obligations of each party to
          -----------------
          effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action
                                           -----------
          of the parties hereto:

                    (a)  Shareholder Approval.  The UPEN Shareholders'
                         --------------------
          Approval shall have been obtained.

                    (b)  No Injunction.  No temporary restraining order or
                         -------------
          preliminary or permanent injunction or other order by any Federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable Federal or state law or regulation.

                    (c)  Registration Statement.  The Registration
                         ----------------------
          Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

                    (d)  Listing of Shares.  The shares of WPS Common Stock
                         -----------------
          issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE and the Chicago Stock Exchange subject only to official notice of issuance.

                    (e)  Statutory Approvals.
                         -------------------

                         (i) The WPS Required Statutory Approvals and the UPEN Required Statutory Approvals, including the expiration or termination of any applicable waiting periods under the HSR Act and the continued effectiveness of clearance of the Merger under the HSR Act shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and such Final Orders shall not impose terms or conditions which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a material adverse effect on the business, assets, financial condition or results of operations of WPS or UPEN, as the case may be, or which would be materially inconsistent with the agreements of the parties contained herein.

                        (ii)  As used in this Agreement, "Final Order"
                                                          -----------
               means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                    Section 8.2    Further Conditions to Obligation of UPEN
                                   ----------------------------------------
          to Effect the Merger.  The obligation of UPEN to effect the
          --------------------
          Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by UPEN in writing pursuant to Section 9.5:
                                                   -----------

                    (a)  Performance of Obligations of WPS.  WPS (and/or
                         ---------------------------------
          its appropriate Subsidiaries) will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement.

                    (b)  Representations and Warranties.  The
                         ------------------------------
          representations and warranties of WPS set forth in this Agreement shall be true and correct (i) on and as of the date hereof and
          (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and
          (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in a WPS Material Adverse Effect.

                    (c)  Closing Certificates.  UPEN shall have received a
                         --------------------
          certificate signed by the chief financial officer of WPS, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 8.2(a) and Section
                                                 --------------     -------
          8.2(b) with respect to WPS have been satisfied.
          -----

                    (d)  Material Adverse Effect.  No WPS Material Adverse
                         -----------------------
          Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric or gas utility companies in the region in which WPS conducts its utility operations) which have, or insofar as reasonably can be foreseen, would have a WPS Material Adverse Effect.

                    (e)  Tax Opinions.
                         ------------

                         (i) UPEN shall have received an opinion of Reid &
               Priest LLP dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code, and
                     --------------

                         (ii) UPEN and Reid & Priest LLP shall have had the opportunity to review the tax opinions of WPS's counsel received pursuant to Sections 8.3(e)(i), including the
                                    ------------------
               representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

                    (f)  Required Consents.  The WPS Required Consents, the
                         -----------------
          failure of which to obtain would have a WPS Material Adverse Effect shall have been obtained.

                    (g)  Legal Opinion.  UPEN shall have received an
                         -------------
          opinion of Foley & Lardner substantially in the form of Exhibit
          8.2(g).

                    (h)  Trigger of WPS Rights.  No event has occurred that
                         ---------------------
          would result in the triggering of any right or entitlement or WPS shareholders under the WPS Rights Agreement, including a "flip in" or "flip over" or similar event commonly described in such rights plans has occurred, which, in the reasonable judgment of UPEN, would have or be reasonably likely to result in a WPS Material Adverse Effect or materially change the number of outstanding equity securities of WPS, and the WPS Rights shall not have become nonredeemable by any action of the WPS Board of Directors.

                    Section 8.3    Further Conditions to Obligation of WPS
                                   ---------------------------------------
          to Effect the Merger.  The obligation of WPS to effect the Merger
          --------------------
          shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WPS in writing pursuant to Section 9.5:
                                               -----------

                    (a)  Performance of Obligations of UPEN.  UPEN (and/or
                         ----------------------------------
          its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 6.3 and 6.4 and
                                                ------------     ---
          will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

                    (b)  Representations and Warranties.  The
                         ------------------------------
          representations and warranties of UPEN set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an UPEN Material Adverse Effect.

                    (c)  Closing Certificates.  WPS shall have received a
                         --------------------
          certificate signed by the chief executive officer or chief financial officer of UPEN, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in
          Section 8.3(a) and Section 8.3(b) with respect to UPEN have been
          --------------     --------------
          satisfied.

                    (d)  Material Adverse Effect.  No UPEN Material Adverse
                         -----------------------
          Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the Upper Peninsula of Michigan including, but not limited to, "open access" or other general restructuring orders or legislation which have, or insofar as reasonably can be foreseen, would have an UPEN Material Adverse Effect.

                    (e)  Tax Opinions.
                         ------------

                         (i) WPS shall have received an opinion of Foley & Lardner dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under
               Section 368(a) of the Code; and
               --------------

                         (ii) WPS and Foley & Lardner shall have had the opportunity to review the tax opinions of tax counsel, as set forth in Section 8.2(e)(i), including the
                            -----------------
               representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

                    (f)  Required Consents.  The UPEN Required Consents,
                         -----------------
          the failure of which to obtain would have an UPEN Material Adverse Effect, shall have been obtained.

                    (g)  Affiliate Agreements.  WPS shall have received
                         --------------------
          Affiliate Agreements, duly executed by each Affiliate of UPEN, substantially in the form of Exhibit 7.8, as provided in Section
                                                                   -------
          7.8, or shall be satisfied by the alternative stock legend
          ---
          process described at Section 7.8 hereof.

                    (h)  Pooling.  WPS shall have received a letter of its
                         -------
          independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to WPS, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction pursuant to GAAP and applicable SEC regulations.

                    (i)  Legal Opinion.  WPS shall have received an opinion
                         -------------
          of Reid & Priest LLP substantially in the form of Exhibit 8.3(i) hereto.


                                      ARTICLE IX

                          TERMINATION, AMENDMENT AND WAIVER

                    Section 9.1    Termination.  This Agreement may be
                                   -----------
          terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of UPEN contemplated by this Agreement:

                    (a)  by mutual written consent of WPS and UPEN;

                    (b) by either party hereto, by written notice to the other party, if the Effective Time shall not have occurred on or before December 31, 1998 (the "Initial Termination Date");
                                         ------------------------
          provided, however, that the right to terminate the Agreement
          --------  -------
          under this Section 9.1(b) shall not be available to any party
                     --------------
          whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Initial Termination Date; and provided, further, that if on the Initial Termination Date the
          --------  -------
          conditions to the Closing set forth in Sections 8.1(e), 8.2(f)
                                                 ---------------  ------
          and/or 8.3(f) shall not have been fulfilled but all other
                 ------
          conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to June 30, 1999;

                    (c) by either party hereto, by written notice to the other parties, if the UPEN Shareholders' Approval shall not have been obtained at a duly held UPEN meeting thereof, including any adjournments thereof;

                    (d) by either party hereto, if any state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger or by either party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

                    (e) by UPEN, upon two days' prior notice to WPS, if, as a result of a tender offer by a party other than WPS or any WPS Affiliate or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party
                                         --------------------
          other than WPS or any WPS Affiliates, the Board of Directors of UPEN determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that
                                                 --------  -------

                         (i) the Board of Directors of UPEN shall have been advised in a written opinion of outside counsel that after giving due consideration to a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and after giving due consideration to all concessions which may be offered by WPS in negotiations entered into pursuant to clause (ii) below, such fiduciary
                                        -----------
               duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

                         (ii) prior to any such termination, UPEN shall,
               and shall cause its respective financial and legal advisors to, negotiate with WPS to make such adjustments in the terms and conditions of this Agreement as would enable UPEN to proceed with the transactions contemplated herein on such adjusted terms;

                    (f)  by UPEN, by written notice to WPS, if

                         (i) there exists any breach or breaches of the representations and warranties of WPS made herein as of the date hereof which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, a WPS Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WPS, of notice in writing from UPEN, specifying the nature of such breaches and requesting that they be remedied;

                         (ii) WPS (and/or its appropriate Subsidiaries) shall have failed to perform and comply with, in all material respects, their other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by WPS, of notice in writing from UPEN, specifying the nature of such failure and requesting that it be remedied; or

                         (iii)  the Board of Directors of WPS or any
               committee thereof:

                              (A)  shall withdraw or modify in any manner
                    materially adverse to UPEN its approval or recommendation of this Agreement, or the Merger, or

                              (B)  shall fail to reaffirm such approval or
                    recommendation upon UPEN's request, or

                              (C) shall resolve to take any of the actions specified in clause (A) or (B);
                                 ----------    ---

                    (g)  by WPS, by written notice to UPEN, if

                         (i) there exists any breach or breaches of the representations and warranties of UPEN made herein as of the date hereof which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, an UPEN Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by UPEN, of notice in writing from WPS, specifying the nature of such breaches and requesting that they be remedied;

                         (ii) UPEN (and/or its appropriate Subsidiaries shall not have performed and complied with its agreements and covenants contained in Sections 6.3 and 6.4 or shall
                                          ------------     ---
               have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by UPEN, of notice in writing from WPS, specifying the nature of such failure and requesting that it be remedied; or

                         (iii)  the Board of Directors of UPEN or any
               committee thereof:

                              (A)  shall withdraw or modify in any manner
                    materially adverse to WPS its approval or recommendation of this Agreement, or the Merger,

                              (B)  shall fail to reaffirm such approval or
                    recommendation upon WPS's request,

                              (C)  shall approve or recommend any Business
                    Combination involving UPEN other than the Merger or any tender offer for the shares of capital stock of UPEN, in each case by or involving a party other than WPS or any of its Affiliates or

                              (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).
                                 ----------  ---    ---

                    Section 9.2    Effect of Termination.  Subject to
                                   ---------------------
          Section 10.1(b), in the event of termination of this Agreement by
          ---------------
          WPS or UPEN pursuant to Section 9.1 there shall be no liability
                                  -----------
          on the part of either WPS or UPEN or their respective officers or directors hereunder, except that Section 7.1(b), Section 7.16,
                                           --------------  ------------
          Section 9.3, Section 10.2 and Section 10.8 shall survive the
          -----------  ------------     ------------
          termination.

                    Section 9.3    Termination Fee.
                                   ---------------

                    (a)  Termination Fee Upon Breach.  If this Agreement is
                         ---------------------------
          terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(f)(i) or (ii)
                                                -----------------    ----
          or (y) Section 9.1(g)(i) or (ii), then the breaching party shall
             --- -------------------------
          promptly (but no later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash $3,000,000 if the termination occurs on or before January 10, 1998; $4,500,000 if the termination occurs after January 10, 1998 but on or before July 10, 1998; and $6,000,000 if the termination occurs at any time after July 10, 1998; provided, however, that, if this Agreement is terminated by a
          --------  -------
          party as a result of a willful breach of this Agreement by the other party, the non-breaching party may pursue any other remedies available to it at law or in equity, and its recovery shall not be limited to the applicable amount previously specified and the non-breaching party shall be entitled to such additional amounts as it may be entitled to receive at law or in equity, provided, however, that such termination damages shall be reduced by any amount paid pursuant to the liquidated damage amounts defined herein.

                    (b)  Additional Termination Fee.  If
                         --------------------------

                         (i)  this Agreement

                              (A) is terminated by UPEN pursuant to Section
                                                                    -------
                    9.1(e),
                    ------

                              (B) is terminated following a failure of the shareholders of UPEN to grant the necessary approvals described in Section 5.13 or
                                 ------------

                              (C)  is terminated as a result of UPEN's
                    material breach of Section 7.4, and
                                       -----------

                         (ii) at the time of such termination or prior to the meeting of UPEN's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, UPEN or any of its Affiliates which, at the time of such termination or of the meeting of UPEN's shareholders, shall not have been (A) rejected by UPEN and its board of directors or (B) withdrawn by the third party, and

                         (iii) within two and one-half years of any such termination described in clause (i) above, UPEN becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an Affiliate thereof, then UPEN (jointly and severally with its Affiliates), at the closing (and as a condition to the closing) of UPEN becoming such a Subsidiary or of such Business Combination, will pay to WPS in cash an aggregate termination fee of $3,000,000 if the termination shall have occurred on or before January 10, 1998; $4,500,000 if the termination shall have occurred after January 10, 1998, and on or before July 10, 1998; and $6,000,000 if the termination shall have occurred at any time after July 10, 1998.

                    (c)  Expenses.  The parties agree that the agreements
                         --------
          contained in this Section 9.3 are an integral part of the
                            -----------
          transactions contemplated by the Agreement and the termination fees constitute liquidated damages (subject to the proviso to
                                                             -------
          Section 9.3(a)) and are not penalties. If one party fails to promptly pay to the other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Firstar Bank Milwaukee N.A. from the date such fee was required to be paid.


                    Section 9.4    Amendment.
                                   ---------

                    (a) This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of UPEN and prior to the Effective Time, but after such approval, no such amendment shall

                         (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II, or

                         (ii) alter or change any of the terms and
               conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of WPS and UPEN Common Stock.

                    (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                    Section 9.5    Waiver.
                                   ------

                    (a) At any time prior to the Effective Time, the parties hereto may

                         (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

                         (ii) waive any inaccuracies in the representations
               and warranties contained herein or in any document delivered pursuant hereto and

                         (iii)     waive compliance with any of the
               agreements or conditions contained herein, to the extent permitted by applicable law.

                    (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                      ARTICLE X

                                  GENERAL PROVISIONS

                    Section 10.1   Non-survival; Effect of Representations
                                   ---------------------------------------
          and Warranties.
          --------------

                    (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II, Section 7.5
                            ------------                    -----------
          (Director and Officer Indemnification), Section 7.9 (Employee
                                                  -----------
          Agreements), Section 7.10 (Employee Benefit Plans), Section 7.12
                       ------------                           ------------
          (a) (WPS Board of Directors), Section 7.12(b) (UPPCO Advisory
          ---
          Board), Section 7.13 (Employment Contract), Section 7.16
                  ------------                        ------------
          (Expenses), Section 10.2 (Brokers) and Section 10.7 (Parties in
                      ------------               ------------
          Interest).

                    (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the termination of this Agreement pursuant to Section 9.1(f)(i) or
                                                    -----------------
          Section 9.1(g)(i) (or pursuant to any other subsection of Section
          -----------------                                         -------
          9.1 if the terminating party would have been entitled to
          ---
          terminate this Agreement pursuant to Section 9.1(f)(i) or Section
                                               -----------------    -------
          9.1(g)(i)).
          ---------

                    Section 10.2   Brokers.
                                   -------

                    (a) WPS represents and warrants that, except for Robert W. Baird & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger, or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WPS.

                    (b) UPEN represents and warrants that, except for Wasserstein Perella & Co., Inc., whose fees have been disclosed to WPS prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UPEN.

                    Section 10.3   Notices.  All notices and other
                                   -------
          communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  If to WPS, to:        WPS Resources Corporation
                                               700 North Adams Street
                                               P.O. Box 19001
                                               Green Bay, WI  54307-9001

                         Attention:            Larry L. Weyers
                                               President and Chief
                                               Executive Officer

                         Telephone:            (414) 433-1334
                         Telecopy:             (414) 433-1693

                         with a copy to:       Foley & Lardner
                                               777 East Wisconsin Avenue
                                               Milwaukee, WI 53202-5367

                         Attention:            Allen W. Williams, Jr., Esq.

                         Telephone:            (414) 297-5829
                         Telecopy:             (414) 297-4900


                    (b) If to UPEN, to:        Upper Peninsula Energy
                                                Corporation
                                               600 Lake Shore Drive
                                               Houghton, MI  49931

                         Attention:            Clarence R. Fisher, Chairman
                                               of the Board, President and
                                               Chief Executive Officer

                         Telephone:            (906) 487-5000
                         Telecopy:             (906) 487-5056

                         with a copy to:       Reid & Priest LLP
                                               40 West 57th Street
                                               New York, NY  10019-4097

                         Attention:            Richard S. Green, Esq.

                         Telephone:            (212) 603-2000
                         Telecopy:             (212) 603-2001


                    Section 10.4   Miscellaneous.  This Agreement
                                   -------------
          (including the documents and instruments referred to herein)

                    (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement;

                    (b) shall not be assigned by operation of law or otherwise; and

                    (c) shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MBCA.

                    Section 10.5   Interpretation.  When a reference is
                                   --------------
          made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or
                                          -------    --------
          "including" are used in this Agreement, they shall be deemed to
           ---------
          be followed by the words "without limitation."
                                    ------------------

                    Section 10.6   Counterparts; Effect.  This Agreement
                                   --------------------
          may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                    Section 10.7   Binding Effect; Benefits.  This
                                   ------------------------
          Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; except as provided in Section 7.5(e) nothing in this Agreement,
                                --------------
          express or implied, shall confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                    Section 10.8   Enforcement.  The parties agree that
                                   -----------
          irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                    IN WITNESS WHEREOF, WPS and UPEN have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                             WPS RESOURCES CORPORATION


          Attest:


          By: /s/ Ralph G. Baeten, Treas.    By: /s/ Lawrence L. Weyers
             ----------------------------       --------------------------
                                                Name:  Lawrence L. Weyers
                                                Title:  President & CEO


                                             UPPER PENINSULA ENERGY CORPORATION

          Attest:


          By: /s/ Burton C. Arola            By: /s/ Clarence R. Fisher
             -----------------------            --------------------------
                                                Name:  Clarence R. Fisher
                                                Title:  President & CEO

                                            Exhibit 1.3 to Merger Agreement
                                            -------------------------------


                                    PLAN OF MERGER


                    THIS PLAN OF MERGER, dated as of July 10, 1997 (the "Plan of Merger"), is entered into by and between WPS Resources Corporation, a Wisconsin corporation ("WPS Resources"), and Upper Peninsula Energy Corporation, a Michigan corporation ("UPEN"). This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of July 10, 1997, (the "Merger Agreement"), between WPS Resources and UPEN. The Merger Agreement, provides for the merger of UPEN with and into WPS Resources (the "Merger").

                    NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to as follows:

                                      ARTICLE I

                                      THE MERGER

                    1.01.     The Merger.  Subject to the terms and
                              ----------
          conditions of the Merger Agreement and this Plan of Merger, UPEN shall be merged with and into WPS Resources in accordance with and with the effect as provided in the Wisconsin Business Corporation Law (the "WBCL") and the Michigan Business Corporation Act (the "MBCA"). WPS Resources shall be the surviving corporation in the Merger (sometimes hereafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin.
          The separate corporate existence of UPEN shall cease.

                    1.02.     Effective Time of the Merger.  Subject to the
                              ----------------------------
          provisions of the Merger Agreement and this Plan of Merger, articles of merger (the "Articles of Merger") and a certificate of merger shall be duly prepared and executed by or on behalf of UPEN and WPS Resources and thereafter delivered to Department of Financial Institutions of the State of Wisconsin and the Department of Commerce of the State of Michigan as appropriate for filing, as provided in the WBCL and the MBCA, on the Closing Date (as defined in the Merger Agreement). The Merger shall become effective at the time specified in the Articles of Merger filed with the Department of Financial Institutions of the State of Wisconsin and the Department of Consumer and Industry Services of the State of Michigan (the "Effective Time"), or absent such specification upon such filing.

                    1.03.     Restated Articles of Incorporation and By
                              -----------------------------------------
          laws of the Surviving Corporation.  At the Effective Time, the
          ---------------------------------
          Restated Articles of Incorporation of WPS Resources and the By-laws of WPS Resources in effect immediately prior to the Effective Time shall be the Restated Articles of Incorporation and the By-laws, respectively, of the Surviving Corporation.

                    1.04.     Directors and Officers of the Surviving
                              ---------------------------------------
          Corporation.  Except as otherwise provided the Merger Agreement,
          -----------
          the directors and officers of WPS Resources at the Effective Time shall, from and after the Effective Time, continue as the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

                    1.05.     Outstanding Shares.  The designation and
                              ------------------
          number of outstanding shares of WPS Resources is as set forth in
          Section 4.2 of the Merger Agreement. The designation and number of outstanding shares of UPEN is as set forth in Section 5.3 of the Merger Agreement. The number of shares of WPS Resources, and of UPEN, is subject to change before the Effective Time in the manner set forth in Sections 4.2, and 5.3, respectively, of the Merger Agreement and, additionally, shares of WPS Resources and UPEN may be issued or retired as may be approved by their respective Boards of Directors.

                                      ARTICLE II

                                 CONVERSION OF SHARES

                    2.01.     Cancellation and Conversion of UPEN Common
                              ------------------------------------------
          Stock.  At the Effective Time, in accordance with the terms and
          -----
          conditions set forth in the Merger Agreement, and by virtue of the Merger and without any action on the part of any holder of shares of Common Stock, without par value of UPEN ("UPEN Common Stock"):

                    (a)  Cancellation of Certain UPEN Common Stock.  Each
                         -----------------------------------------
          share of UPEN Common Stock that is owned by UPEN or WPS Resources or any of their respective subsidiaries shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor.

                    (b)  Conversion of Certain UPEN Common Stock.  Each
                         ---------------------------------------
          share of UPEN Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.01(a) shall be converted into the right to receive nine tenths (0.9) of a share of Common Stock, $1.00 par value, of WPS Resources ("WPS Resources Common Stock"), including, if applicable, the associated rights to purchase shares of WPS Resources Common Stock (the "Rights") pursuant that certain Rights Agreement between WPS Resources and Firstar Trust Company, as Rights Agent thereunder, dated December 12, 1996 (the "Rights Agreement"). Until the Distribution Date (as defined in the Rights Agreement), all references in this Plan of Merger to the WPS Resources Common Stock shall be deemed to include the associated Rights.

                    (c)  No Fractional Shares.  Notwithstanding any other
                         --------------------
          provision of this Plan of Merger to the contrary, no certificates or scrip representing fractional shares of WPS Resources Common Stock shall be issued in the Merger, and such fractional shares shall not entitle the owner thereof to vote as, or to any rights of, a holder of, WPS Resources Common Stock. In lieu of any such fractional shares, a holder of UPEN Common Stock who would otherwise have been entitled to a fractional share of WPS Resources Common Stock shall receive a cash payment in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, per share of WPS Resources Common Stock as reported in the New York Stock Exchange ("NYSE") Composite Tape transactions as reported in The Wall
                                                              --------
          Street Journal for the last ten trading days prior to and
          --------------
          including the last trading day prior to the Effective Time on which WPS Resources Common Stock was traded on the NYSE, without any interest thereon.

                    2.02.     WPS Resources Common Stock.  The shares of
                              --------------------------
          WPS Resources Common Stock issued and outstanding immediately prior to the Effective Time shall not be affected in any manner by virtue of the Merger.

                                     ARTICLE III

                               CONDITIONS; TERMINATION

                    3.01.     Conditions to the Merger.  Consummation of
                              ------------------------
          the Merger is conditioned upon the satisfaction or waiver of the conditions precedent set forth in Article VIII of the Merger Agreement.

                    3.02.     Termination.  This Plan of Merger shall
                              -----------
          terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto, except as otherwise provided in the Merger Agreement.

                                      ARTICLE IV

                                  GENERAL PROVISIONS

                    4.01.     Counterparts.  This Plan of Merger may be
                              ------------
          executed in counterparts, each of which shall constitute one and the same instrument.

                    4.02.     Headings.  The headings in this Plan of
                              --------
          Merger are inserted for convenience only and shall not constitute a part hereof.

                    IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                                    WPS RESOURCES CORPORATION
                                    ("WPS Resources")


                                    By: /s/ Patrick D. Schrickel, EVP
                                       ------------------------------------

                                    Attest: /s/ Ralph G. Baeten, Treas.
                                           --------------------------------


                                    UPPER PENINSULA ENERGY CORPORATION
                                    ("UPEN")


                                    By: /s/ Clarence R. Fisher, Pres. & CEO
                                       ------------------------------------

                                    Attest: /s/ Burton C. Arola, Sec.
                                           --------------------------------